As filed with the Securities and Exchange Commission on May 13, 2008

Registration No. 333-141607

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________

J.P. MORGAN ACCEPTANCE CORPORATION I

(Exact name of registrant as specified in its charter)

Delaware	13-3475488
(State of incorporation)	(I.R.S. Employer
Identification No.)

270 Park Avenue

New York, New York 10017

(212) 648-0364

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Paul White, President

270 Park Avenue

New York, New York 10017

(212) 834-5440

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With copies to:

Christian Greco, Esq.	Michael Braun, Esq.
J.P.Morgan Chase & Co.	McKee Nelson LLP
245 Park Avenue	One Battery Park Plaza
New York, New York 10017	New York, New York 10004

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-141607) is filed to revise the “Method of Distribution” section of the prospectus filed with the Commission on March 27, 2007.  The revised Prospectus follows immediately after this Explanatory Note.

This document is subject to completion and amendment.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May [__], 2008

Prospectus Supplement
(To Prospectus Dated ________ __, 200__)

Honda Auto Receivables 20[__]-[_] Owner Trust

Issuing Entity

American Honda Receivables Corp.,

Depositor

American Honda Finance Corporation,

Sponsor, Originator, Servicer and Administrator

$[______] ASSET BACKED NOTES, Series 20[__]-[_]

You should review carefully the factors set forth under ‘‘Risk Factors’’ beginning on page S-[__] of this prospectus supplement and page [__]  in the accompanying prospectus.

The prospectus supplement does not contain complete information about the offering of the securities. No one may use this prospectus supplement to offer and sell the securities unless it is accompanied by the prospectus.

The securities are asset backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates. Neither the securities nor the receivables are insured or guaranteed by any government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

•

The trust will issue four classes of notes and a class of certificates.

•

The notes are backed by a pledge of the trust’s assets. The trust’s assets include fixed rate retail installment sale contracts secured by new and used Honda and Acura automobiles and  light-duty trucks [and Honda motorcycles].

•

Only the notes described on the following table are being offered by this prospectus supplement and the accompanying prospectus.

•

Credit enhancement for the notes consists of excess interest on the receivables, subordination of the certificates, the reserve fund and the yield supplement account.

•

[The issuing entity and [_________] will enter into an interest rate swap agreement to convert the fixed rate interest yield on the receivables owned by the issuing entity to a floating rate consistent with the interest accrued on the Class A-[_] Notes and the Class A-[_] Notes.]

	Initial Principal Amount	Interest Rate(1)	Accrual Method(1)	First Payment Date(2)	Final Scheduled Payment Date	Expected Final Payment Date
Class A-1 Notes	$__________	____%	Actual/360	_____, 20__	_____, 20__	_____, 20__
Class A-2 Notes	$__________	____%	30/360	_____, 20__	_____, 20__	_____, 20__
Class A-3 Notes	$__________	____%	Actual/360	_____, 20__	_____, 20__	_____, 20__
Class A-4 Notes	$__________	____%	Actual/360	_____, 20__	_____, 20__	_____, 20__

(1) Interest generally will accrue on the Class A-1 Notes, Class A-[_] Notes and Class A-[_] Notes from (and including) the previous payment date to (but excluding) the related payment date, and on the Class A-[_] Notes from (and including) the [__] day of each month to (but excluding) the [__] day of the succeeding month.

(2) Payment dates for the notes will occur on the [__] day of each month, or if such date is not a business day, then on the next business day.

(3) The interest rate on the Class A-[_] Notes and Class A-[_] Notes will be adjusted on a monthly basis to one-month LIBOR plus the applicable spread.

The terms of the offering are as follows:
				Initial Public Offering Price(1)	Underwriting Discount	Proceeds to Depositor(2)
Per Class A-1 Note				____%	____%	____%
Per Class A-2 Note				____%	____%	____%
Per Class A-3 Note				____%	____%	____%
Per Class A-4 Note				____%	____%	____%
Total				$__________	$__________	$__________

(1) Plus accrued interest, if any, from [______, 20__].

(2) Before deducting expenses payable by the depositor, estimated to be $_______. The notes will be delivered in book-entry form only on or about [______, 20__].

• We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

________________

Joint Bookrunners

[______________] [______________]

________________

Co-Managers

[__________]

[________]

[_________]

The date of this prospectus supplement is _______ __, 20___.

PROSPECTUS SUPPLEMENT

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the securities is provided in two separate documents that progressively provide increasing levels of detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and

•

this prospectus supplement, which describes the specific terms of your class of notes.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents beginning on page S-2 in this prospectus supplement and the Table of Contents beginning on page 2 in the accompanying prospectus.

Whenever we use words like ‘‘intends,’’ ‘‘anticipates’’ or ‘‘expects’’ or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

SUMMARY OF PARTIES TO THE TRANSACTION*

*

This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF MONTHLY DEPOSITS TO AND
WITHDRAWALS FROM ACCOUNTS*

*

This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF MONTHLY DISTRIBUTIONS OF AVAILABLE AMOUNTS

COLLECTION ACCOUNT
1st
SERVICER (Servicing Fee and Non-recoverable Servicer Advances)(1)
2nd
TRUSTEES (Trustee Fees and Expenses, not to exceed $100,000 per annum)
3rd
[SWAP COUNTERPARTY] [(net swap payments due to the Swap Counterparty, if any)]
[(pro rata, based on amounts owed to the Noteholders and the Swap Counterparty)]
4th
NOTEHOLDERS (Noteholders' Interest Distributable Amount) pro rata, based on amounts owed to each class of notes
[SWAP COUNTERPARTY] [(Senior Swap Termination Payments, if any)]
(first to the class A-1 notes until paid in full, second to the class A-2 notes until paid in full, third to the class A-3 notes until paid in full, and fourth to the class A-4 notes until paid in full)
5th
NOTEHOLDERS (Noteholders' Principal Distributable Amount)
6th
CERTIFICATEHOLDERS (Certificateholders' Interest Distributable Amount)
7th
CERTIFICATEHOLDERS (after the class A-1 notes and class A-2 notes have been paid in full, the Certificateholders' Principal Distributable Amount)
8th
RESERVE FUND (amount, if any, necessary to achieve the Specified Reserve Fund Balance)
9th
[SWAP COUNTERPARTY] [(Subordinate Swap Termination Payments, if any)]
10th
TRUSTEES (any remaining Trustee Fees and Expenses not paid at priority 2nd above)
11th
DEPOSITOR (any remaining amounts)

(1)

For a description of non-recoverable servicer advances, see ‘‘Description of the Transfer and Servicing Agreements—Advances’’ in this prospectus supplement.

SUMMARY OF TERMS

The following summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary. You should carefully read this entire document and the accompanying prospectus to understand all of the terms of the offering of the notes. You should consider both documents when making your investment decision.

RELEVANT PARTIES
Issuing Entity	Honda Auto Receivables 20[__]-[_] Owner Trust, which we refer to as the issuing entity or the trust.
Depositor	American Honda Receivables Corp. The depositor’s address and phone number is 20800 Madrona Avenue, Torrance, California 90503; (310) 972-2511.
Sponsor, Originator, Servicer and Administrator	American Honda Finance Corporation. The sponsor’s address and phone is 20800 Madrona Avenue, Torrance, California 90503; (310) 972-2288.
All of the receivables are originated by the originator.
Indenture Trustee	[______________].
Owner Trustee	[______________].
Delaware Trustee	[______________]. The Delaware trustee will act in the capacities required under the Delaware Statutory Trust Act.
[Swap Counterparty]	[______________].
RELEVANT AGREEMENTS
Indenture	The indenture is between the issuing entity and the indenture trustee. The indenture provides for the terms relating to the notes.
Trust Agreement	The trust agreement is among the depositor, the owner trustee and the Delaware trustee. The trust agreement governs the creation of the trust and provides for the terms relating to the certificates.
Sale and Servicing Agreement

The sale and servicing agreement is among the trust, the servicer and the depositor. The sale and servicing agreement governs the transfer of the receivables by the depositor to the trust and the servicing of the receivables by the servicer.

Administration Agreement

The administration agreement is among the administrator, the owner trustee and the indenture trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the trust.

Receivables Purchase Agreement	The receivables purchase agreement is between the originator and the depositor. The receivables purchase agreement governs the sale of the receivables by the originator to the depositor.
[Swap Agreement]

[The swap agreement is between the trust and [___________], as swap counterparty.  Under the swap agreement, on each payment date the trust is obligated to pay to the swap counterparty amounts equal to interest accrued on a notional amount equal to the outstanding principal balance of each of the class A-[_] notes and class A-[_] notes at a fixed swap rate of [____]% and [____]%, respectively, and the swap counterparty is obligated to pay to the trust interest accrued on each of the class A-[_] notes and class A-[_] notes at the applicable floating rate specified on the cover of this prospectus supplement.  Payments (including payment of any termination payment) due under the swap agreement will be made on a net basis between the trust and the swap counterparty.]

RELEVANT DATES
Closing Date	Expected to be ________, 20__.
Cutoff Date	________, 20__.
Collection Period	The period commencing on the first day of the applicable month (or in the case of the first collection period, the cutoff date) and ending on the last day of the applicable month.
[Prefunding Period]

[On the closing date, $[_____] received from the sale of the notes [and certificates], which represents approximately [__]% of the asset pool, will be deposited into a segregated prefunding account.  From the closing date and on or prior to [______], referred to herein as the prefunding period, the trust will have the ability to purchase additional receivables from the depositor to the extent there are sufficient funds on deposit in the prefunding account and to the extent such additional receivables satisfy certain requirements, as described in this prospectus supplement.  To the extent sums on deposit in the prefunding account are not utilized to purchase additional receivables prior to the end of the prefunding period, such amounts will be transferred to the collection account and will become part of available amounts on the next payment date.]

[Revolving Period]

[From the closing date and on or prior to [____], approximately [__]% of the principal collected on the receivables, which represents approximately [__]% of the asset pool, may be applied by the trustee to the acquisition of subsequent receivables, rather than used to distribute payments of principal to securityholders during that period.  These securities will possess an interest only period or limited amortization period, referred to herein as a revolving period.  Such purchased receivables must satisfy certain requirements, as described in this prospectus supplement.]

Payment Dates

The trust will pay interest and principal on the securities on the [__] day of each month with amounts received from collections on the receivables during the immediately preceding collection period, [less amounts, if any, due to the swap counterparty under the interest rate swap agreement,] and other amounts available for such purpose in the applicable trust accounts. If the [__] day of the month is not a business day, payments on the securities will be made on the next business day. The date that any payment is made is called a payment date. The first payment date is ________, 20__.

Final Scheduled Payment Dates	The final principal payment for each class of securities is scheduled to be made on the applicable final scheduled payment date specified on the front cover of this prospectus supplement.
Expected Final Payment Dates

The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus supplement. However, due to a variety of factors described herein, there can be no assurance that your class of notes will be paid in full on an earlier or on a later payment date.

We refer you to ‘‘Risk Factors’’ in this prospectus supplement and the accompanying prospectus for discussions of certain of these factors.
Record Date

So long as the notes are in book-entry form, the trust will make payments on the notes to the holders of record on the day immediately preceding the payment date. If the notes are issued in definitive form, the record date will be the last day of the month preceding the payment date.

DESCRIPTION OF THE RECEIVABLES

Receivables

The trust’s main source of funds for making payments on the notes will be collections on its retail installment sale contracts executed by an obligor in respect of a financed vehicle, also known as the receivables.

The principal balance of the receivables on the cutoff date was $[____________]. As of the cutoff date, the receivables had the following characteristics:
Number of Receivables	[___]
Average principal balance	$[_____]
Range of principal balances	$[_____] to $[_____]
Weighted average annual percentage rate(1)	[_____]%
Range of annual percentage rates	[_____]% to [_____]%
Weighted average original term to maturity(1)	[_____] months
Range of original terms to maturity	[_____] months to [_____]months
Weighted average remaining term to maturity(1)	[_____] months
Range of remaining terms to maturity	[_____] months to [_____]months
Percentage of aggregate principal balance of Receivables for New/Used Motor Vehicles	[_____]% / [_____]%
[Percentage of aggregate principal balance of Receivables for New/Used Motorcycles]	[_____]% / [_____]%
Weighted average FICO score(1)(2)(3)	[_____]
Range of FICO Scores(2)(3)	[_____] to [_____]
Geographic Concentration
[state]	[_____]%
[state]	[_____]%
[state]	[_____]%
[state]	[_____]%
(1) Weighted by Initial Pool Balance as of the Cutoff Date.
(2) Weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.
(3) FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.
The receivables are described in more detail in ‘‘The Receivables’’ in the accompanying prospectus.
We refer you to ‘‘The Receivables’’ in this prospectus supplement for more information on the receivables.
Removal of Pool Assets

Breaches of Representations and Warranties. Upon sale to the depositor, the originator will represent and warrant, and upon sale to the trust, the depositor will represent and warrant, among other things, that:

• the information provided in the related schedule of receivables delivered in connection with such sale is true and correct in all material respects;
• at the time of origination of each receivable, the related obligor on each receivable is required to maintain all required insurance covering the related financed vehicle;
• as of the closing date, each of the related receivables is or will be secured by a first priority perfected security interest in favor of the originator in the related financed vehicle;
• as of the cutoff date, no receivable was more than 30 days contractually past due;

•

to the best of its knowledge as of the closing date, the related receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; and

•

each related receivable, at the time it was originated, complied and on the date of sale complies in all material respects with applicable federal and state laws, including, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

The depositor is required to repurchase from the trust, and the seller is required to repurchase from the depositor, in turn, any receivable for which a representation or warranty has been breached.
We refer you to ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables’’ in the prospectus.

Breach of Servicer Covenants. The servicer will be required to purchase any receivable: that the servicer permitted to be modified in a manner that could be materially adverse to the trust; for which the servicer extended the term beyond the final maturity date for the latest maturing class of notes; with respect to which all or part of the trust’s lien has been released; or in which the trust’s rights have been impaired.

DESCRIPTION OF THE SECURITIES

	Notes	The notes consist of the series 20[__]-[_] class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes, as described on the cover page.
	Securities Not Offered	The trust will also issue $[_________] initial principal amount of certificates.

The certificates will represent fractional undivided interests in the trust. Payments of interest on and principal of the certificates are subordinated to the payments of interest on and principal of the notes as described herein.

The certificates are not being offered by this prospectus supplement and initially will be retained by the depositor. Any information in this prospectus supplement regarding the certificates is intended only to give you a better understanding of the notes.

Terms of the Notes

In general, noteholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections from trust assets will be divided among the various classes of securities in specified proportions. The trust will pay interest and principal to noteholders of record as of the preceding record date.

Interest:

The class A-1 notes and class A-[_] notes will accrue interest at a fixed rate.  The class A-[_] notes and class A-[_] notes will accrue interest at a floating rate.  The interest rate for each class of notes is set forth on the front cover of this prospectus supplement.

The class A-1 notes, class A-[_] notes and class A-[_] notes will accrue interest on an actual/360 basis from (and including) the previous payment date to (but excluding) the related payment date, except that the first interest accrual period will be from (and including) the closing date to (but excluding) _________, 20__. This means that the interest due on each payment date will be the product of:

• the outstanding principal balance of the related class of notes,
• the related interest rate, and
• the actual number of days since the previous payment date (or, in the case of the first payment date, since the closing date) divided by 360.

For the initial accrual period of the class A-[_] notes and class A-[_] notes, one-month LIBOR will be determined by the administrator as of the second LIBOR business day prior to the closing date, as described under the heading “Certain Information Regarding the Securities—Floating Rate Securities” in the accompanying prospectus.

The class A-[_] notes will accrue interest on a 30/360 basis from (and including) the [__] day of each calendar month to (but excluding) the [__] day of the succeeding calendar month except that the first interest accrual period will be from (and including) the closing date to (but excluding) _________, 20__. This means that the interest due on each payment date will be the product of:

• the outstanding principal balance of the related class of notes,
• the related interest rate, and
• 30 (or, in the case of the first payment date, [__]) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes, [together with certain swap termination payments owed to the swap counterparty]. If noteholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall together with interest on those amounts, to the extent funds from specified sources are available to cover the shortfall.

Principal:

Amounts allocated to the notes: Principal on the notes will be payable generally in an amount equal to the noteholders’ percentage of the sum of the following amounts referred to as the principal distributable amount:

1. principal collections on the receivables during the prior calendar month;
2. any prepayments (full or partial) on the receivables allocable to principal received during the prior calendar month;
3. the principal balance of each receivable which the depositor or the originator repurchased with respect to the prior calendar month; and
4. the principal balance of receivables that became defaulted receivables during the prior calendar month.

The noteholders’ percentage of the principal distributable amount, plus any unpaid amounts from prior payment dates, is referred to as the noteholders’ principal distributable amount. The certificateholders' percentage of the principal distributable amount, plus any unpaid amounts from prior payments dates, is referred to as the certificateholders' principal distributable amount. The sum of the noteholders' principal distributable amount and the certificateholders' principal distributable amount shall equal the principal distributable amount.

Principal payments on the notes as described above will be made from all available amounts after the servicing fee, non-recoverable advances, [net swap payments due to the swap counterparty], [senior termination payments due to the swap counterparty], and other trust fees, expenses and indemnities (which, with respect to trust fees, expenses and indemnities, shall not exceed $[______] per annum as long as any of the notes are outstanding and no event of default has occurred) have been paid and after payment of interest on the notes.

We refer you above to ‘‘Summary of Monthly Distributions of Available Amounts’’ for a schematic diagram of the distribution of available amounts.

The noteholders’ percentage of the principal distributable amount will equal 100% until the principal amount of the class A-1 and class A-2 notes has been paid in full. After the principal amount of the class A-1 and class A-2 notes has been paid in full, the noteholders’ percentage will equal the percentage equivalent of a fraction, the numerator of which is the sum of the initial aggregate principal amounts of the class A-3 and class A-4 notes and the denominator of which is the sum of the initial aggregate principal amounts of the class A-3 and class A-4 notes and the initial aggregate principal amount of the certificates; provided however, if the amount on deposit in the reserve fund is less than [___]% of the initial pool balance, other than if the then outstanding principal amount of the notes and the then outstanding principal amount of the certificates is less than the reserve fund balance, then the noteholders' percentage of the principal distributable amount will equal 100%. After the class A-1, class A-2, class A-3 and class A-4 notes have been paid in full, the noteholders’ percentage will be zero.

Order of payment among classes: Generally, no principal payments will be made (1) on the class A-2 notes until the class A-1 notes have been paid in full; (2) on the class A-3 notes until the class A-1 and the class A-2 notes have been paid in full; and (3) on the class A-4 notes until the class A-1 notes, the class A-2 notes and the class A-3 notes have been paid in full.

Changes in payment priority upon acceleration of notes: Upon the acceleration of the notes following an event of default, the noteholders’ percentage of the principal distributable amount will be 100% until the notes have been paid in full. Principal payments will be made first to the holders of the class A-1 notes until they have been paid in full. After the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis based on the outstanding principal balance of those classes of notes. After all classes of notes have been paid in full, principal payments will be made on the certificates until the certificates have been paid in full. In general, events of default are limited to events occurring in connection with:

• a default for five days or more in the payment of any interest on any of the notes when the same becomes due and payable;
• a default in the payment of the principal of or any installment of the principal of any of the notes when the same becomes due and payable on the maturity date thereof;
• a default in the observance or performance of any covenant or agreement made in the related indenture and the continuation of the default beyond the 30 day grace period;
• any representation or warranty is incorrect in a material respect as of the time made, and the breach not having been cured within the 30 day grace period; and
• events of bankruptcy, insolvency, receivership or liquidation of the trust.
We refer you to ‘‘The Notes—The Indenture—Events of Default; Rights Upon Event of Default’’ in the accompanying prospectus for a more detailed discussion of events of default.

In addition, upon an event of default, the holders of a majority of the aggregate outstanding amount of the notes may accelerate the notes to become immediately due and payable. Also, upon an event of default, the indenture trustee may liquidate or sell the assets of the trust provided that:

• the proceeds of the sale or liquidation of the trust assets would be sufficient to repay all noteholders and certificateholders in full [and to repay amounts owed to the swap counterparty]; or
• 100% of the noteholders [and the swap counterparty] consent to such sale or liquidation; or

•

the indenture trustee has determined that the assets of the trust will be insufficient to continue to make all required payments of principal and interest on the notes and certificates when due and payable [and to pay amounts due to the swap counterparty], and 100% of the aggregate outstanding amount of notes [and the swap counterparty] consent to such sale or liquidation.

Final scheduled payment dates: The trust must pay the outstanding principal balance of each class of notes by its final scheduled payment date as specified on the cover page of this prospectus supplement. We expect, but cannot assure you, that each class of notes will be paid in full on a payment date that will occur approximately on the expected final payment date shown on the cover page of this prospectus supplement.

We refer you to ‘‘The Notes—Payments of Principal’’ in this prospectus supplement for more detailed information regarding payments of principal on the notes.
Minimum Denominations, Registration, Clearance and Settlement

The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase

The servicer may cause the trust to redeem any outstanding securities by means of a purchase of all remaining receivables when the outstanding aggregate principal balance of the receivables declines to 10% or less of the initial aggregate principal balance of the receivables as of the cutoff date.

We refer you to ‘‘Description of the Transfer and Servicing Agreements—Optional Purchase’’ in this prospectus supplement for more detailed information.
Credit Enhancement

Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing losses on the receivables and other shortfalls in cash flows. The available credit enhancement is limited. The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the collection account, including available credit enhancement. However, the failure to pay any principal on any class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes. The credit enhancement for the notes will include excess interest on the receivables, the subordination of the certificates, the reserve fund and the yield supplement account.

Certificates:
The certificates have an initial principal balance of $[_________] and represent approximately [__]% of the initial principal balance of all the notes and the certificates.

The certificates will be subordinated in priority of payment to all classes of notes. The certificates will not receive any interest or principal distributions on any payment date until all of the principal and interest owing on the notes on that payment date have been paid in full.

Reserve Fund:
On each payment date, the trust will use funds in the reserve fund to cover shortfalls in payments of interest and principal required to be paid on the notes and the certificates.

On the closing date, the depositor will cause to be deposited $[_________] into the reserve fund, which is [___]% of the initial aggregate principal balance of the receivables as of the cutoff date. On each payment date, after making required payments to the servicer, to the trustees, [to the swap counterparty,] to the noteholders and to the certificateholders, the trust will make a deposit into the reserve fund to the extent necessary to maintain the amount on deposit in the reserve fund at a specified balance; provided that if the performance of the pool of receivables has triggered certain charge-off rates or delinquency tests, the specified percentage of the pool balance required to be on deposit in the reserve fund will be increased.

For more detailed information about the reserve fund and these performance triggers, we refer you to ‘‘Credit Enhancement—Reserve Fund’’ and the definition of ‘‘Specified Reserve Fund Balance’’ contained in the Glossary to this prospectus supplement.

Yield Supplement Account:

On the closing date, the depositor will cause to be deposited $[__________] into the yield supplement account. Neither the depositor nor the servicer will make any additional deposits to the yield supplement account after the closing date.

On or before each payment date, the indenture trustee will withdraw from funds on deposit in the yield supplement account and deposit in the collection account the aggregate amount by which (1) one month’s interest on the principal balance of each discount receivable (other than a discount receivable that is a defaulted receivable) at a rate equal to [___]% exceeds (2) one month’s interest on the principal balance of each such discount receivable at the annual percentage rate of that receivable. In addition, the indenture trustee will withdraw from the yield supplement account and deposit in the collection account amounts on deposit in the yield supplement account in excess of the amount required to be on deposit therein. Discount receivables are those receivables that have interest rates which are less than [___]%.

For detailed information about the yield supplement account, we refer you to ‘‘Credit Enhancement—Yield Supplement Account’’ in this prospectus supplement.
Excess Interest:

The depositor is entitled to receive payments of interest collected on the receivables which are not used by the trust to make other required payments. Any excess interest released from the collection account to the depositor will no longer be available to securityholders on any later payment date. The depositor’s right to receive this excess interest is subordinated to the payment of servicing, [the swap counterparty] and other trust fees, expenses and indemnities (which, with respect to trust fees, expenses and indemnities, shall not exceed $[______] per annum as long as any of the notes are outstanding and no event of default has occurred), the payment of nonrecoverable advances, the payment of interest and principal on the notes, the payment of principal and interest, if any, on the certificates and the funding of the reserve fund. To the extent there are losses on the receivables, excess interest (to the extent available) will be used to offset these losses on the related payment date prior to any amounts being withdrawn from the reserve fund.

[Interest Rate Swap Agreement]

[Because the interest rate on the class A-[_] notes and class A-[_] notes will be floating while the receivables are fixed rate obligations, the trust will enter into an interest rate swap agreement with [___________], as the swap counterparty, to mitigate the risk associated with an increase in the floating interest rates of the class A-[_] notes and class A-[_] notes. Under the interest rate swap agreement, on each payment date, the trust will be obligated to pay to the swap counterparty an amount equal to interest accrued on a notional amount equal to the outstanding principal balance of each of the class A-[_] notes and class A-[_] notes multiplied by a fixed rate of interest equal to [____]% per annum and [____]% per annum, respectively, and the swap counterparty will be obligated to pay to the trust interest accrued on the outstanding principal balance of each of the class A-[_] notes and class A-[_] notes at their respective floating rate of interest set forth on the cover page of this prospectus supplement.  Payments will be made on a net basis between the trust and the swap counterparty.]

[If the swap counterparty’s long-term or short-term ratings cease to be at the levels required by the applicable Rating Agencies, the swap counterparty will be obligated to post collateral or establish other arrangements satisfactory to those rating agencies to secure its obligations under the interest rate swap agreement, arrange for an eligible substitute swap counterparty satisfactory to the trust or perform a combination of the aforementioned actions.]

[Certain events that would cause termination of the swap agreement would also cause the trust to be obligated to make a swap termination payment to the swap counterparty (the amount of which the trust cannot estimate at the date of this prospectus supplement, but which may be significant).  Certain of these swap termination payments owed to the swap counterparty could reduce the amounts available to be paid to all noteholders following a swap termination.  In this event, holders of the notes may suffer a loss.  For additional information about the swap agreement, we refer you to ‘‘The Swap Agreement’’ in this prospectus supplement.]

[Any amounts received under the interest rate swap agreement will be a source for interest payments on the class A-[_] notes and class A-[_] notes.]

Servicer Compensation

As compensation for its roles as servicer and administrator, American Honda Finance Corporation will be entitled to a monthly servicing fee payable on each payment date, equal to the product of the aggregate principal balance of the receivables as of the first day of the related collection period multiplied by a servicing fee rate equal to 1.00% per annum. In addition, as additional servicing compensation, the servicer will be entitled to retain all investment earnings on amounts on deposit in the trust accounts, and other fees, expenses and charges received from obligors on the receivables. The servicing fee will be payable on each payment date prior to any other distributions.

For more detailed information about additional servicing compensation, we refer you to ‘‘Description of the Transfer and Servicing Agreements—Servicing Compensation’’ in this prospectus supplement.
Advances

Under certain circumstances, the servicer will be obligated to advance amounts to the trust for shortfalls in scheduled payments of interest on the receivables received from obligors, in an amount equal to (1) the product of the principal balance of each receivable as of the first day of the related collection period and one-twelfth of its APR, minus (2) the amount of interest actually received from the obligor, if less. To the extent the servicer determines that any such advance has become non-recoverable, it will be paid to the servicer on the related payment date at the same level of payment priority as the applicable servicing fee due on such payment date and prior to all other distributions to be made on such payment date.

Trustee Fees and Expenses

Each trustee will be entitled to a fee (and will be entitled to be reimbursed for all costs, expenses and indemnities incurred (including its counsel's fees and expenses)) in connection with the performance of its respective duties.

• The indenture trustee will be entitled to an annual fee equal to $[_____].
• The owner trustee will be entitled to an annual fee equal to $[_____].
• The Delaware trustee will be entitled to a fee equal to $[____].

Such trustee fees (and associated costs, expenses and indemnities) will be paid directly by the administrator. To the extent not paid by the administrator, such trustee fees, expenses and indemnities are payable by the trust on each payment date after the servicing fees are paid on that date and prior to any distributions to noteholders; provided that, such trustee fees, expenses and indemnities so paid shall not exceed an aggregate amount per annum equal to $[______] while notes remain outstanding, so long as an event of default has not occurred. Any additional amounts owed to the trustees will be payable only after all amounts owed to noteholders have been distributed on the related payment date.

	Tax Status	Subject to important considerations described in this prospectus supplement and the accompanying prospectus, McKee Nelson LLP, tax counsel to the trust, will deliver its opinion that:
• the notes will be characterized as debt for federal income tax purposes; and
• the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax and California state franchise and income tax purposes.

If you purchase the notes, you will agree to treat the notes as debt. The depositor and any subsequent purchaser of the certificates will agree to treat the trust (1) as a partnership in which the owners of the certificates are partners or (2) if there is only one beneficial owner of the certificates, as a ‘‘disregarded entity,’’ for federal income and applicable state income and franchise tax purposes.

We refer you to ‘‘Material Income Tax Consequences’’ in this prospectus supplement and ‘‘Material Income Tax Consequences—Tax Treatment of Owner Trusts’’ in the accompanying prospectus.
ERISA Considerations

The notes may be purchased by employee benefit plans and individual retirement accounts, subject to those considerations discussed under ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus.

We refer you to ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering the purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in such notes satisfies such fund’s investment policies and objectives.

	Ratings	It is a condition to the issuance of the securities that the securities will receive the following ratings from [_____] and [___].
Class	[____]	[____]
A-1	[__]	[__]
A-2	[__]	[__]
A-3	[__]	[__]
A-4	[__]	[__]

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee or any of their affiliates will be required to monitor any changes to the ratings on these securities.

[The ratings of the notes take into account the provisions of the swap agreement and the ratings currently assigned to the debt obligations of the swap counterparty.  A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any class of notes.  For more specific information concerning risks associated with the swap agreement, see “Risk Factors— Potential termination of the swap agreement presents swap counterparty risk” in this prospectus supplement and “Risk Factors” in the accompanying prospectus.]

RISK FACTORS

You should consider the following risk factors (and the factors set forth under ‘‘Risk Factors’’ in the accompanying prospectus) in deciding whether to purchase the securities of any class.

Because the trust has limited assets, there is only limited protection against potential losses.

The assets of the trust are the only source of funds for payments on the securities. The securities are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the originator, the servicer, any trustee or any of their affiliates. You must rely solely on payments on the receivables, [payments by the swap counterparty to the trust] and amounts on deposit in the reserve fund and the yield supplement account for payments on the notes. Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve fund and the yield supplement account will be limited. No additional deposits will be made into the yield supplement account after the deposit on the closing date and the amount on deposit in the yield supplement account will decrease over time as required withdrawals are made on each payment date. If the entire reserve fund account has been used, the trust will depend solely on current collections on the receivables [and payments by the swap counterparty to the trust] to make payments on the notes and certificates. Any excess amounts released from the reserve fund to the depositor will no longer be available to securityholders on any later payment date. We refer you to ‘‘Credit Enhancement—Reserve Fund’’ in this prospectus supplement.

Payment priorities increase risk of loss or delay in payment to certain notes.

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

As a result, the yields of the class A-2, class A-3 and class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Upon the occurrence of an event of default and acceleration of the notes, principal payments will be made first on the class A-1 notes until the class A-1 notes have been paid in full, and thereafter on the class A-2 notes, class A-3 notes and class A-4 notes pro rata based on the amount outstanding under each such class. Consequently, even after an event of default and acceleration of all the notes, the class A-2 noteholders, class A-3 noteholders and class A-4 noteholders will not receive payments on principal until the class A-1 notes have been paid in full.

The geographic concentration of the obligors and performance of the receivables may increase the risk of loss on your investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. The following economic conditions may affect payments on the receivables:
• unemployment,
• interest rates, or
• consumer perceptions of the economy.

If a large number of obligors are located in a particular state, the occurrence of these conditions in that state could increase the delinquency, credit loss or repossession experience of the receivables. If there is a concentration of obligors and receivables in particular states, any adverse economic conditions in those states may affect the performance of the securities more than if this concentration did not exist.

As of the cutoff date, American Honda Finance Corporation’s records indicate that the billing addresses of the originating dealers of the receivables were concentrated in the following states:
State	Percentage of Initial Pool Balance
[state]	[___]%
[state]	[___]%
[state]	[___]%
[state]	[___]%
No other state, by billing address, constituted more than [5]% of the aggregate principal balance of the receivables as of the cutoff date.
For a discussion of the breakdown of the receivables by state, we refer you to ‘‘The Receivables’’ in this prospectus supplement.
Certain obligors’ ability to make timely payments on the receivables may be adversely affected by extreme weather conditions.

Extreme weather conditions, such as hurricanes, tornadoes, floods or other extreme conditions, could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related obligors’ ability to make timely payments could be adversely affected. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The potential energy crisis and/or record high oil prices may adversely affect the trust’s ability to make payments on the notes.

Increasing energy and fuel costs throughout the nation could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. Recent world events have resulted in certain military operations by the United States, and the United States continues to be on alert for potential terrorist attacks. These military operations may increase the number of obligors who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides, generally, that an obligor who is covered by the Relief Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes. In the event that there are not sufficient available funds to off-set interest shortfalls on the receivables due to the application of the Relief Act or similar legislation or regulations, a noteholders’ interest carryover shortfall will result. Such noteholders’ interest carryover shortfalls will be paid in subsequent periods, to the extent of available funds, before payments of principal are made on the notes and might result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.

The Relief Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. As a result, there may be delays in payment and increased losses on the receivables. Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

We do not know how many receivables have been or may be affected by the application of the Relief Act.
Prepayments on receivables may cause early repayments on the notes, which may result in reinvestment risk to you.

You may receive payment of principal on your notes earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your notes. Prepayments on the receivables will shorten the life of the notes to an extent that cannot be predicted.

Prepayments may occur for a number of reasons. Some prepayments may be caused and may be influenced by a variety of economic, social and other factors because obligors may:
• make early payments, since receivables will generally be prepayable at any time without penalty;
• default, resulting in the repossession and sale of the financed vehicle;
• damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance; or
• sell their vehicles or be delinquent or default on their receivables as a result of a manufacturer recall.

Some prepayments may be caused by the depositor or the servicer. For example, the depositor will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the depositor or the servicer breaches a representation or warranty and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the servicer has the option to purchase the receivables from the trust when the total outstanding principal balance of the receivables is 10% or less of the total outstanding principal balance of the receivables as of the cutoff date.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The depositor cannot predict the actual prepayment rates for the receivables. The depositor, however, believes that the actual rate of prepayments will result in the weighted average life of the receivables being shorter than the period from the closing date to the final scheduled maturity date for the related class of notes. If this is the case, the weighted average life of each class of notes will be correspondingly shorter.

[Potential termination of the swap agreement presents swap counterparty risk.]

[General.  The trust is obligated to make payments of interest accrued on the class A-[_] notes and class A-[_] notes at their respective floating interest rates, but the receivables that are assets of the trust bear interest at fixed rates.  The trust will enter into a swap agreement with [_________] as the swap counterparty to enable the trust to issue notes bearing interest at a floating rate.  On each payment date, the trust will owe the swap counterparty the amount of interest deemed to accrue on a notional amount equal to the outstanding principal balance of each of the class A-[_] notes and class A-[_] notes at an annualized fixed swap rate of [___]% and [___]%, respectively, and the swap counterparty will owe the trust the amount of interest that accrued on each of the class A-[_] notes and class A-[_] notes at their respective annualized floating rates of interest.  Payments under the swap agreement will be made on a net basis between the trust and the swap counterparty.  For a description of the key provisions of the swap agreement, see “The Swap Agreement” in this prospectus supplement.]

[Swap Counterparty Risk; Performance and Ratings Risks.  The amounts available to the trust to pay interest and principal of all classes of notes depend in part on the operation of the swap agreement and the performance by the swap counterparty of its obligations under the swap agreement.  The ratings of all of the notes take into account the provisions of the swap agreement and the ratings currently assigned to the swap counterparty’s debt obligations.]

[During those periods in which the floating one-month LIBOR-based rates payable on the class A-[_] notes and class A-[_] notes are substantially greater than the amount payable by the trust to the swap counterparty, the trust will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes.  If the swap counterparty fails to pay the net amount due, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.  On the other hand, during those periods in which the amounts payable by the swap counterparty are less than the amounts payable by the trust under the swap agreement, the trust will be obligated to make payments to the swap counterparty.  The swap counterparty will have a claim on the assets of the trust for the net swap payment and other amounts due to the swap counterparty from the trust.  The swap counterparty’s claim for net swap payments will be higher in priority than payments on the notes.  On any payment date, if there are not enough funds available from collections or advances to pay all of the trust’s obligations for that payment date, the swap counterparty will receive payment of the net amount due to it under the swap agreement prior to payment of interest on your notes.  Interest on your notes will be paid on a pari passu basis with senior swap termination payments payable to the swap counterparty.  If there is a shortage of funds available on any payment date, you may experience delays and/or reductions in interest and principal payments on your notes.]

[[______] currently rates [_________] long-term debt as “[__]” and its short-term debt as “[__].”  The outlook is stable.  [____] rates [_____] long-term debt as “[__]” and its short-term debt as “[__].”  The outlook is stable.  Further information with respect to such ratings may be obtained from the Rating Agencies.  No assurances can be given that the current ratings of [______] instruments will be maintained.]

[A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty by a rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by such rating agency to any class (or all classes) of notes.  A downgrade, suspension or withdrawal of the rating assigned by a rating agency to a class of notes would likely have adverse consequences on the liquidity or market value of those notes.]

[Upon a downgrade of the rating of the swap counterparty to levels unacceptable to the rating agencies, the swap counterparty may be required to assign the swap agreement to another party, obtain a replacement swap agreement on substantially the same terms as the swap agreement or  collateralize its obligations under the swap agreement.  If the swap counterparty fails to do so, it is likely that the ratings on your notes will be downgraded.]

[Investors should make their own determinations as to the likelihood of performance by the swap counterparty of its obligations under the swap agreement.]

[Early Termination May Affect Weighted Average Life and Yield.  Certain events (including some that are not within the control of the trust or the swap counterparty) may cause the termination of the swap agreement.  Certain of these events will not cause a termination of the swap agreement unless holders of at least 66 2/3% of the outstanding principal balance of the notes, voting as a single class (excluding for such purposes the outstanding principal amount of any notes held of record or beneficially owned by American Honda Receivables Corp., American Honda Finance Corporation or any of their affiliates), vote to instruct the indenture trustee (as assignee of the rights of the owner trustee) to terminate the swap agreement.  The holders of any class of notes may not have sufficient voting interests to cause or to prevent a termination of the swap agreement.]

[Risk of Loss Upon Termination.  If the swap agreement is terminated, the trust may be obligated to make a swap termination payment to the swap counterparty in an amount that the trust cannot now estimate.  Certain of these swap termination payments paid by the trust may reduce the amounts available to be paid to noteholders.]

Withdrawal or downgrading of the initial ratings of the notes will affect the prices for the notes upon resale.

A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The notes are not suitable investments for all investors.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments that should be considered only by sophisticated investors. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market

The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser.  The underwriters may, but are not obligated to, provide a secondary market for the notes and even if the underwriters make a market in the notes, they may stop making offers at any time.  In addition, the current period of general market illiquidity may continue or even worsen and may adversely affect your ability to locate a willing purchaser.  Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you may suffer a loss on your investment.

DEFINED TERMS

In later sections, we use a few terms that we define either immediately surrounding the first use of such term or within the text or in the glossary at the end of this prospectus supplement. These terms appear in bold face on their first use.

THE ISSUING ENTITY

General

The issuing entity is Honda Auto Receivables 20[__]-[_] Owner Trust (which we refer to as the trust) which is a Delaware statutory trust that was formed pursuant to the trust agreement among American Honda Receivables Corp. (which we refer to as the depositor), [______], as owner trustee (which we refer to as the owner trustee) and [_________], as Delaware trustee (which we refer to in such capacity as the Delaware trustee). After its formation, the trust will not engage in any activity other than:

•

acquiring, holding and managing the pool of retail installment sale contracts regarding the Financed Vehicles, between the respective Dealer and the related Obligor (which we refer to in this prospectus supplement as the ‘‘Receivables’’) and the other assets of the trust and proceeds from those assets;

•

issuing the notes and the certificates;

•

[entering into and performing its obligations under the Swap Agreement;]

•

making payments on the notes and the certificates; and

•

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to or connected with those activities.

Any amendment to the trust agreement to amend, supplement or modify these permitted activities, or otherwise make any modification that would materially and adversely affect the noteholders, would require the consent of the holders of not less than a majority of the aggregate outstanding principal balance of the notes.

The trust may not issue securities other than the notes and certificates. Except for the notes, the trust is also prohibited pursuant to the indenture from borrowing money or making loans to any other person.

[In addition to the property of the trust as described in the accompanying base prospectus under the caption “Property of the Issuing Entities,” the property of the trust will also include rights under the Swap Agreement and payments made by the Swap Counterparty under the Swap Agreement.]

[The trust will be liable for payments to the Swap Counterparty as described under “The Swap Agreement.”]

On the date of issuance of the notes, which will occur on or about [______, 20__] (which we refer to in this prospectus supplement as the ‘‘Closing Date’’), the trust will be capitalized with an amount equal to the certificate balance as of the Closing Date, equal to $[________] (which we refer to in this prospectus supplement as the ‘‘Initial Certificate Balance’’), excluding amounts deposited in the reserve fund. The certificates will initially be retained by the depositor. The equity of the trust, together with the net proceeds from the sale of the notes, will be used by the trust to purchase the Receivables from the depositor pursuant to the sale and servicing agreement among the trust, the servicer and the depositor and to fund the reserve fund and the yield supplement account.

The sponsor of the transaction, American Honda Finance Corporation (which we sometimes refer to in this capacity as AHFC or the sponsor) will be appointed to act as the servicer of the Receivables (and which we sometimes refer to in such capacity as the servicer). The servicer will service the Receivables pursuant to the sale and servicing agreement and will be compensated for those services as described under ‘‘Description of the Transfer and Servicing Agreements—Servicing Compensation’’ in this prospectus supplement and ‘‘Description of the Transfer and Servicing Agreements—Servicing Compensation’’ in the accompanying prospectus. AHFC, in its capacity as administrator (and which we sometimes refer to in such capacity as the administrator) will undertake to perform administrative obligations of the trust on behalf of the trustees as described under ‘‘Description of the Transfer and Servicing Agreements—Administration Agreement’’ in the prospectus.

Pursuant to agreements between AHFC and each Honda and Acura dealer who originated the Receivables (each, a ‘‘Dealer’’), each Dealer will repurchase from AHFC those contracts that do not meet specified representations and warranties made by the Dealer. These Dealer repurchase obligations are referred to in this prospectus supplement as ‘‘Dealer Recourse’’. Those representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not relate to the creditworthiness of the related retail purchaser of a Financed Vehicle who entered into a retail installment sale contract with a Dealer (each, an ‘‘Obligor’’) or the collectability of those contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the trust, the sale and servicing agreement will require that any recovery by AHFC in respect of any Receivable pursuant to any Dealer Recourse be deposited in the collection account to satisfy AHFC’s repurchase obligations under the sale and servicing agreement. The sales by the Dealers of retail installment sale contracts to AHFC do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor, other than in connection with the breach of the foregoing representations and warranties. As of [______, 20__], there were approximately [___] Dealers located throughout the United States.

Each certificate represents a fractional undivided ownership interest in the trust. The trust property includes the Receivables and monies due or received under the Receivables on or after the date on which the trust will be entitled to all amounts received with respect to the Receivables, which is [______, 20__] (which we refer to in this prospectus supplement as the ‘‘Cutoff Date’’). In addition, the trust will own the reserve fund which will be maintained by the indenture trustee for the benefit of the noteholders, certificateholders [and the Swap Counterparty], and the yield supplement account which will be maintained for the benefit of the noteholders, the certificateholders [and the Swap Counterparty]. The trust will own no other property other than the Receivables, [the rights to the swap payments] and amounts on deposit in the various accounts. The trust’s fiscal year end will occur on the 31st day of March each year.

The trust will be formed in the State of Delaware and administered in care of [_____________], as Delaware trustee, at the address set forth below under ‘‘The Owner Trustee, the Delaware Trustee and the Indenture Trustee.’’

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the notes and issuance of the certificates had taken place on that date:

Class A-1 Notes	$________
Class A-2 Notes	$________
Class A-3 Notes	$________
Class A-4 Notes	$________
Certificates	$________
Total	$________

THE DEPOSITOR

American Honda Receivables Corp. is a wholly owned, limited purpose finance subsidiary of AHFC and was incorporated in the State of California in August 1992. The depositor’s principal executive offices are located at 20800 Madrona Avenue, Torrance, California 90503 and its telephone number is (310) 972-2511. Additional information regarding the depositor may be found in the prospectus under ‘‘The Depositor.’’

THE SPONSOR, ORIGINATOR, ADMINISTRATOR AND SERVICER

American Honda Finance Corporation was incorporated in the State of California in February 1980. AHFC’s principal executive offices are located at 20800 Madrona Avenue, Torrance, California 90503 and its telephone number is (310) 972-2288. Since it began sponsoring securitization trusts in 1992, AHFC, in its capacities as sponsor and originator, has sponsored [__] securitization trusts backed by retail installment sale contracts which have issued more than $[__] billion dollars of securities to date, [none] of which have defaulted, experienced any trigger events or failed to pay principal in full at maturity.

In addition to securitizing automobile and light-duty truck retail installment sale contracts similar to the Receivables, since 1992 AHFC has sponsored other securitization entities backed by pools of automobile leases which have issued more than $[__] billion dollars of securities to date, none of which have defaulted, experienced any trigger events or failed to pay principal in full at maturity. The sponsor is responsible for originating, pooling and servicing the pool assets and structuring the securitization transaction. In its roles as administrator and servicer, AHFC plays a primary role in the management of the trust and each pool of Receivables. In addition, as servicer, AHFC will be authorized to exercise certain discretionary activity with regard to the administration of the Receivables, as described under “The Sponsor, Originator, Administrator and Servicer—Servicing Experience’’ in the prospectus.

The following table sets forth a description of the trusts backed by automobile and light-duty truck retail installment sale contracts similar to the Receivables that were sponsored by AHFC during the fiscal years 2003, 2004, 2005, 2006 and 2007.

Name of Issue	Date Issued	Original Principal Amount	Final Maturity Date	Outstanding Principal Amount ([____, 20__])
Honda Auto Receivables 2003-1 Owner Trust	February 25, 2003	$1,577,277,658	July 18, 2008	$[_______]
Honda Auto Receivables 2003-2 Owner Trust	May 21, 2003	$1,585,414,912	October 21, 2008	$[_______]
Honda Auto Receivables 2003-3 Owner Trust	August 19, 2003	$1,869,360,595	November 21, 2008	$[_______]
Honda Auto Receivables 2003-4 Owner Trust	October 30, 2003	$1,850,899,759	March 16, 2009	$[_______]
Honda Auto Receivables 2003-5 Owner Trust	December 16, 2003	$1,043,550,895	April 20, 2009	$[_______]
Honda Auto Receivables 2004-1 Owner Trust	April 20, 2004	$1,582,514,648	October 21, 2009	$[_______]
Honda Auto Receivables 2004-2 Owner Trust	June 22, 2004	$1,872,756,537	October 15, 2009	$[_______]
Honda Auto Receivables 2004-3 Owner Trust	October 26, 2004	$1,562,279,257	February 18, 2010	$[_______]
Honda Auto Receivables 2005-1 Owner Trust	January 19, 2005	$1,352,890,313	May 21, 2010	$[_______]
Honda Auto Receivables 2005-2 Owner Trust	April 26, 2005	$1,033,687,396	October 15, 2010	$[_______]
Honda Auto Receivables 2005-3 Owner Trust	June 14, 2005	$1,370,797,951	December 20, 2010	$[_______]
Honda Auto Receivables 2005-4 Owner Trust	August 16, 2005	$1,547,814,478	November 22, 2010	$[_______]
Honda Auto Receivables 2005-5 Owner Trust	October 25, 2005	$1,549,394,619	February 15, 2011	$[_______]
Honda Auto Receivables 2005-6 Owner Trust	December 12, 2005	$1,060,547,033	March 18, 2011	$[_______]
Honda Auto Receivables 2006-1 Owner Trust	March 28, 2006	$1,303,489,996	July 18, 2011	$[_______]
Honda Auto Receivables 2006-2 Owner Trust	August 22, 2006	$1,269,996,911	January 23, 2012	$[_______]
Honda Auto Receivables 2006-3 Owner Trust	October 25, 2006	$1,549,984,458	April 16, 2012	$[_______]
Honda Auto Receivables 2007-1 Owner Trust	February 27, 2007	$1,251,850,507	July 18, 2013	$[_______]
Honda Auto Receivables 2007-2 Owner Trust	June 19, 2007	$1,203,571,386	November 21, 2013	$[_______]
Honda Auto Receivables 2007-3 Owner Trust	August 23, 2007	$830,678,326	December 16, 2013	$[_______]

AHFC, in its capacity as servicer, began servicing operations in 1992. In addition to servicing retail installment sale contracts similar to the Receivables, AHFC also services automobile leases.

The following table shows AHFC’s servicing experience for its entire portfolio of retail installment sale contracts on automobiles and light-duty trucks (which are referred to collectively as “motor vehicles”) [and motorcycles], including contracts sold in securitizations, that AHFC continues to service.

Servicing Experience
(Dollars in Thousands)

Honda & Acura	At [____, 20__]		At March 31, 2007		At March 31, 2006		At March 31, 2005		At March 31, 2004		At March 31, 2003
New	$[____]	[___]%	$20,873,473	83.25%	$19,366,021	82.44%	$17,778,395	82.02%	$15,434,162	80.46%	$11,733,191	78.48%
Used	$[____]	[___]%	$ 4,200,018	16.75%	$ 4,125,036	17.56%	$ 3,897,418	17.98%	$ 3,748,690	19.54%	$ 3,217,835	21.52%
Total	$[_____]	[___]%	$25,073,491	100.00%	$23,491,058	100.00%	$21,675,813	100.00%	$19,182,852	100.00%	$14,951,026	100.00%

[Material Changes to Servicing Policies and Procedures]

[TO BE PROVIDED AS APPLICABLE]

Additional information regarding AHFC in its capacities as sponsor, originator, administrator and servicer may be found under ‘‘The Sponsor, Originator, Administrator and Servicer’’ and ‘‘Description of the Transfer and Servicing Agreements’’ in the prospectus.

AFFILIATIONS AND RELATED TRANSACTIONS

The trust and the depositor are affiliates of the sponsor. There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the depositor, the trust and the sponsor.

Vehicle Title Management Service Provider, FDI Collateral Management

FDI Computer Consulting, Inc. is a California corporation (“FDI”), wholly owned by TriVIN, Inc., a Delaware corporation. FDI does business as, and is commonly known as, FDI Collateral Management. [Description of FDI and FDI’s servicing experience will be provided by FDI]

THE OWNER TRUSTEE, THE DELAWARE TRUSTEE AND THE INDENTURE TRUSTEE

[______________] is the owner trustee under the trust agreement.  [______________] is a [national banking corporation].  The principal executive offices of [_________] are located at [________________].  [Description of experience serving as owner trustee for ABS transactions involving auto receivables for AHFC and others will be provided by owner trustee]

[______________] is the Delaware trustee under the trust agreement.  [______________] is a [Delaware trust company].  The principal executive offices of the Delaware trustee are located at [______________].  The Delaware trustee will act in the capacities required under the Delaware Statutory Trust Act.  [Description of experience serving as Delaware trustee for ABS transactions involving auto receivables for AHFC and others will be provided by Delaware trustee]

[______________] is the indenture trustee under the indenture (which, in such capacity, we refer to as the indenture trustee).  [______________] is a [banking corporation] [national banking association] and its corporate trust offices are located at [______________].  [Description of experience serving as indenture trustee for ABS transactions involving auto receivables for AHFC and others will be provided by indenture trustee]

The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. We sometimes collectively refer to the indenture trustee, the Delaware trustee and the owner trustee as the trustees.

THE RECEIVABLES

The property of the trust will consist of the Receivables, [rights under the Swap Agreement and payments made by the Swap Counterparty under the Swap Agreement]. The Receivables were originated by Dealers in accordance with AHFC’s requirements under agreements with Dealers governing the assignment of the Receivables to AHFC. The Receivables evidence the indirect financing made available by AHFC to the Obligors. The Receivables are secured by Financed Vehicles and all principal and interest payments due on or after the Cutoff Date and other property specified in the related Receivable.

AHFC purchased the Receivables from the Dealers in the ordinary course of business in accordance with AHFC’s underwriting standards. For a more detailed description of AHFC’s underwriting standards, we refer you to ‘‘The Receivables—Underwriting of Motor Vehicle and Motorcycle  Loans’’ in the attached prospectus.

On or before the date of the Closing Date, AHFC will sell the Receivables to the depositor. The depositor will, in turn, sell the Receivables to the trust on the Closing Date pursuant to the sale and servicing agreement. For a description of the agreements governing the sale and assignment of the Receivables to the trust, see ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ in the prospectus.

AHFC will continue to service the Receivables in its capacity as servicer. The Receivables to be held by the trust will be selected from those retail installment sale contracts in AHFC’s portfolio that meet several criteria as of the cut-off date. These criteria provide that each Receivable:

•

was originated in the United States and the Obligor is not a federal, state or local governmental entity;

•

has a contractual annual percentage rate specified in the promissory note associated with each Receivable (which we refer to in this prospectus supplement as the ‘‘APR’’) ranging from [___]% to [___]%;

•

provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month during the life of the Receivable may be minimally different from the level payment;

•

has a remaining term to maturity of not less than [__] months and not more than [__] months;

•

is less than 30 days past due;

•

was originated on or after [__________], and on or prior to [__________];

•

has been entered into by an Obligor that was not in bankruptcy proceedings or is bankrupt or insolvent (according to the records of AHFC); and

•

is secured by a Financed Vehicle that has not been repossessed (according to the records of AHFC).

No selection procedures believed to be adverse to the noteholders will be utilized in selecting the Receivables from qualifying retail installment sale contracts. Except as described in the second bullet-point above, the Receivables were not selected on the basis of their APRs.

The composition of the Receivables as of the Cutoff Date are as set forth in the following tables. We refer you to ‘‘The Receivables’’ in the accompanying prospectus for a further description of the characteristics of Receivables.

Composition of the Receivables

Aggregate Principal Balance	$[___________]
Number of Receivables	[______]
Average Principal Balance	$[______]
Range of Principal Balances	$[______] to $[_____]
Average Original Amount Financed	$[______]
Range of Original Amount Financed	$[______] to $[_____]
Weighted Average APR(1)	[___]%
Range of APRs	[___]% - [___]%
Weighted Average Original Term to Maturity(1)	[___] months
Range of Original Terms to Maturity	[__] to [__] months
Weighted Average Remaining Term to Maturity(1)	[___] months
Range of Remaining Terms to Maturity	[__] to [__] months
Percentage by Principal Balance of Receivables of Used Motor Vehicles	[___]%
Percentage by Principal Balance of Receivables of New Motor Vehicles	[___]%
Percentage by Principal Balance of Receivables Financed through Honda Dealers	[___]%
Percentage by Principal Balance of Receivables Financed through Acura Dealers	[___]%
[Percentage by Principal Balance of Receivables of Motorcycles]	[___]%
[Percentage by Principal Balance of Receivables of New Motorcycles]	[___]%
[Percentage by Principal Balance of Receivables of Used Motorcycles]	[___]%
Weighted Average FICO score(1)(2)(3)	[___]
Range of FICO scores(2)(3)	[___] to [___]

(1)

Weighted by Initial Pool Balance as of the Cutoff Date.

(2)

Weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by APR
(Percentages may not add to 100.00% due to rounding)

Range of APRs (%)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average FICO Scores(1)(2)
1.01 - 2.00
2.01 - 3.00
3.01 - 4.00
4.01 - 5.00
5.01 - 6.00
6.01 - 7.00
7.01 - 8.00
8.01 - 9.00
9.01 - 10.00
10.01 - 11.00
11.01 - 12.00
12.01 - 13.00
13.01 - 14.00
14.01 - 15.00
15.01 - 16.00
16.01 - 17.00
17.01 - 18.00
18.01 - 19.00
19.01 - 20.00
20.01 - 21.00
Total:

(1)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(2)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by State(1)
(Percentages may not add to 100.00% due to rounding)

State	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average APR(2)	Weighted Average FICO Scores(3)(4)
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
Total:

(1)

Based solely on the addresses of the originating dealers.

(2)

Weighted by Initial Pool Balance as of the Cutoff Date.

(3)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(4)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Principal Balance as of the Cutoff Date
(Percentages may not add to 100.00% due to rounding)

Range of Principal Balances ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average APR(1)	Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00
5,000.01 - 10,000.00
10,000.01 - 15,000.00
15,000.01 - 20,000.00
20,000.01 - 25,000.00
25,000.01 - 30,000.00
30,000.01 - 35,000.00
35,000.01 - 40,000.00
40,000.01 - 45,000.00
45,000.01 - 50,000.00
50,000.01 - 55,000.00
55,000.01 - 60,000.00
Total:

(1)

Weighted by Initial Pool Balance as of the Cutoff Date.

(2)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Original Amount Financed
(Percentages may not add to 100.00% due to rounding)

Range of Original Amount Financed ($)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average APR(1)	Weighted Average FICO Scores(2)(3)
0.01 - 5,000.00
5,000.01 - 10,000.00
10,000.01 - 15,000.00
15,000.01 - 20,000.00
20,000.01 - 25,000.00
25,000.01 - 30,000.00
30,000.01 - 35,000.00
35,000.01 - 40,000.00
40,000.01 - 45,000.00
45,000.01 - 50,000.00
50,000.01 - 55,000.00
60,000.01 >=
Total:

(1)

Weighted by Initial Pool Balance as of the Cutoff Date.

(2)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Original Term to Maturity
(Percentages may not add to 100.00% due to rounding)

Range of Original Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average APR(1)	Weighted Average FICO Scores(2)(3)
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
Total:

(1)

Weighted by Initial Pool Balance as of the Cutoff Date.

(2)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Remaining Term to Maturity as of the Cutoff Date
(Percentages may not add to 100.00% due to rounding)

Range of Remaining Term to Maturity (months)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average APR(1)	Weighted Average FICO Scores(2)(3)
1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
61 - 72
Total:

(1)

Weighted by Initial Pool Balance as of the Cutoff Date.

(2)

Weighted average FICO scores are weighted by Initial Pool Balance as of the Cutoff Date and calculated excluding accounts for which we do not have a FICO score.

(3)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

Distribution of the Receivables by Credit Grade at Time of Origination
(Percentages may not add to 100.00% due to rounding)

Credit Grade(1)	Number of Receivables	Percentage of Aggregate Number of Receivables	Initial Pool Balance	Percentage of Initial Pool Balance	Weighted Average FICO Scores(2)(3)(4)	Range of FICO Scores(3)(4)
A
B
C
D
Total:

(1)

Credit Grade is based on AHFC's classification using proprietary internal scoring methodology in evaluating customers credit quality. We refer you to “Receivables—Credit Metric-Credit Grade” in the prospectus for a description of AHFC's scoring methodology.

(2)

Weighted by Initial Pool Balance as of the Cutoff Date.

(3)

Weighted average FICO scores and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(4)

FICO scores are shown for portfolio comparative purposes only. The FICO score may not have been used in the original credit decision process.

MATURITY AND PREPAYMENT CONSIDERATIONS

For more detailed information regarding maturity and prepayment considerations with respect to the notes we refer you to ‘‘Weighted Average Life of the Securities’’ in the accompanying prospectus and ‘‘Risk Factors—You may experience reduced returns on your investment resulting from prepayments, repurchases or early termination of the trust’’ in the accompanying prospectus.

Except upon the occurrence of an event of default, no principal payments will be made on the class A-2 notes until the class A-1 notes have been paid in full; no principal payments will be made on the class A-3 notes until the class A-1 and class A-2 notes have been paid in full; and no principal payments will be made on the class A-4 notes until the class A-1, class A-2 and class A-3 notes have been paid in full. However, following an event of default, principal payments will be made first to the holders of the class A-1 notes until they have been paid in full and after the class A-1 notes have been paid in full, principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis, based on the outstanding principal balance of those classes of notes. We refer you to ‘‘The Notes—The Indenture—Events of Default; Rights Upon Event of Default’’ in the accompanying prospectus for a more detailed description of the events of default. In addition, no principal payments will be made on the certificates until the class A-1 and class A-2 notes have been paid in full. We refer you to ‘‘Payments on the Notes’’ in this prospectus supplement.

In addition, the proceeds of any liquidation of the assets of the trust may be insufficient to pay in full all accrued interest on and principal of each outstanding class of notes.  [In addition, if the Swap Agreement is terminated, the trust may be obligated to make a Swap Termination Payment to the Swap Counterparty in an amount that the trust cannot estimate as of the date of this prospectus supplement.  Certain of these Swap Termination Payments paid by the trust may reduce the amounts available to be paid to noteholders.]

Because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier or later than their respective final scheduled payment dates set forth on the front cover in this prospectus supplement. Noteholders will bear the risk of being able to reinvest principal payments at yields at least equal to the yield on their respective classes of notes. No assurance can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

Although the Receivables have different APRs, disproportionate rates of prepayments of Receivables with APRs greater than or less than the Required Rate will generally not affect your yield. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amounts available to be deposited in the reserve fund.

DELINQUENCIES, REPOSSESSIONS AND LOAN LOSS INFORMATION

Set forth below is information concerning AHFC’s experience with respect to its entire portfolio of new and used Honda and Acura retail installment sale contracts, which includes contracts sold by but still being serviced by AHFC. Credit losses are an expected cost of extending credit and are considered in AHFC’s rate-setting process. AHFC’s strategy is to minimize credit losses while providing financing support for the sale of new or used Honda and Acura motor vehicles [and Honda motorcycles].

AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charge-offs against such allowance. For retail financing, the account balance related to a retail installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In these cases, the account balances are not charged against the allowance for credit losses until AHFC has either sold the repossessed motor vehicle [or motorcycle] or held it in repossession inventory for more than 90 days. AHFC credits any recoveries from charge-offs related to a retail installment sale contract to the allowance.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of AHFC. There is no assurance that AHFC’s delinquency, repossession and loss experience with respect to its retail installment sale contracts, or the experience of the trust with respect to the contracts, will be similar to that set forth below.

There can be no assurance that the behavior of the Receivables included in the trust will be comparable to AHFC’s experience shown in the following tables. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AHFC’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

In the table below, the period of delinquency for each reporting period is based on the number of days more than 10% of a scheduled payment on a cumulative basis is contractually past due.

Delinquency Experience(1)(5)
(Dollars In Thousands)

	At [____]	At March 31,
	20[__]	[___]	[___]	[___]	[___]	[___]
Principal Amount Outstanding(2)
Delinquencies(3)
30 – 59 Days
60 – 89 Days
90 Days or more
Repossessions(4)
Total Delinquencies and Repossession
Total Delinquencies and Repossessions as a Percentage of Principal Amount Outstanding

(1)

Includes contracts that have been sold but are still being serviced by AHFC.

(2)

Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)

The period of delinquency is based on the number of days more than 10% of the scheduled payment is contractually past due.

(4)

Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

(5)

Totals may not add exactly due to rounding.

Net Credit Loss And Repossession Experience(1)(6)
(Dollars In Thousands)

	For the [_] Months Ended [____],	For the Fiscal Year Ended March 31,
	20[__]	[___]	[___]	[___]	[___]	[___]
Principal Amount Outstanding(2)
Average Principal Amount Outstanding(3)
Number of Contracts Outstanding
Average Number of Contracts Outstanding(3)
Number of Repossessions
Number of Repossessions as a Percentage of the Average Number of Contracts Outstanding(3)	(8)
Gross Charge-Offs(4)
Recoveries(5)
Net Losses
Net Losses as a Percentage of Average Principal Amount Outstanding(3)	(8)

(1)

Includes contracts that have been sold but are still being serviced by AHFC.

(2)

Remaining principal balance and unearned finance charges for all outstanding contracts.

(3)

Average of the loan balance or number of contracts, as the case may be, is calculated for a period by dividing the total monthly amounts by the number of months in the period.

(4)

Amount charged-off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5)

Proceeds received on previously charged-off contracts.

(6)

Totals may not add exactly due to rounding.

(7)

[Net Credit Losses for the fiscal year ended March 31, 2005, were adversely affected by a temporary servicing disruption that resulted from the implementation of a new servicing computer system in August 2004.]

(8)

Annualized.

STATIC POOLS

At our website http://regab.honda.com/20[__]-[_] we have published charts that reflect the static pool performance data of previous securitizations of the sponsor. The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the prospectus or the related registration statement. We caution you that this pool of Receivables may not perform in a similar manner to the receivables in other trusts.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle [and motorcycle] receivables can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (‘‘ABS’’), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in question are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1.0% ABS rate means that 1.0% of the receivables, or 100 receivables, prepay each month.

ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

As the rate of the payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

The ABS Tables have been prepared on the basis of the characteristics of the Receivables described under ‘‘The Receivables’’ above. The ABS Tables assume that:

•

the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

•

each scheduled monthly payment on each Receivable is scheduled to be made and is made on the last day of each month and each month has 30 days,

•

payments are made on the notes on each Payment Date (and each such date is assumed to be the [__] day of each applicable month),

•

[there is no Swap Termination,]

•

[the net of swap payments from the trust to the Swap Counterparty and swap payments from the Swap Counterparty to the trust is zero,]

•

the balance in the reserve fund on each Payment Date is the required amount described under ‘‘Credit Enhancement—Reserve Fund’’,

•

except as indicated in the ABS Tables, the servicer does not exercise its option to purchase the Receivables on the earliest Payment Date on which such option may be exercised. The hypothetical pools each have a cut-off date of [_____, 20__]. The ABS Tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial principal amount of each class of notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages, and

•

the class A-[_] and class A-[_] notes accrue interest at fixed rates.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	Weighted Average APR	Weighted Average Remaining Term to Maturity (in months)	Weighted Average Age (in months)	Original Term to Maturity (in months)
1
2
3
4
5
6
Total

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of notes.

Percentage of Initial Class A-1 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
Weighted Average Life To Maturity (years)(1)(2)
Weighted Average Life To Call (years)(1)(3)

(1)

The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [__]% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-1 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-2 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
Weighted Average Life To Maturity (years)(1)(2)
Weighted Average Life To Call (years)(1)(3)

(1)

The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [__]% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-2 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-3 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
Weighted Average Life To Maturity (years)(1)(2)
Weighted Average Life To Call (years)(1)(3)

(1)

The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [__]% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-3 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Class A-4 Note Principal at Various ABS Percentages

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
[______]
Weighted Average Life To Maturity (years)(1)(2)
Weighted Average Life To Call (years)(1)(3)
*Month of Optional Purchase(3)

(1)

The weighted average life of a Note is determined by (x) multiplying the amount of each principal payment on a Note by the number of years from the date of issuance of the Note to the related Payment Date, (y) adding the results and (z) dividing the sum by the original principal amount of the Note.

(2)

This calculation assumes that the servicer does not exercise its option to purchase the Receivables.

(3)

This calculation assumes that the servicer exercises its option to purchase the Receivables on the earliest Payment Date on which it is permitted.

In calculating the Expected Final Payment Date shown on the cover to this prospectus supplement, an ABS percentage of [__]% was utilized and the servicer's option to purchase the Receivables was assumed to be exercised on the earliest Payment Date on which it is permitted. The actual Payment Date on which the class A-4 notes are paid in full may be before or after this date depending on the actual payment experience of the Receivables.

This table has been prepared based on the assumptions herein (including the assumptions regarding the characteristics and performance of the Receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

NOTE FACTORS

The ‘‘Note Pool Factor’’ with respect to any class of notes will be a seven-digit decimal indicating the principal amount of that class of notes as of the close of business on the Payment Date in that month as a fraction of the respective principal amount thereof as of the Closing Date. The servicer will compute the Note Pool Factor each month for each class of notes. Each Note Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes. The portion of the principal amount of any class of notes for a given month allocable to a noteholder can be determined by multiplying the original denomination of the holder’s note by the related Note Pool Factor for that month.

 STATEMENTS TO NOTEHOLDERS

Pursuant to the indenture, the sale and servicing agreement, the administration agreement and the trust agreement (collectively, the ‘‘Transfer and Servicing Agreements’’), the noteholders [and the Swap Counterparty] will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Note Pool Factors and various other items of information pertaining to the trust. Noteholders of record during each calendar year will be furnished upon written request information by the indenture trustee or the owner trustee, as appropriate, required for tax reporting purposes not later than the latest date permitted by law. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Statements to Securityholders’’ in the accompanying prospectus for a more detailed description of the reports to be sent to noteholders.

USE OF PROCEEDS

The depositor will use the net proceeds from the sale of the notes to purchase the Receivables from AHFC pursuant to the receivables purchase agreement, and to fund the reserve fund and the yield supplement account.

 THE DEPOSITOR, THE ADMINISTRATOR AND THE SERVICER

Information regarding American Honda Receivables Corp. and American Honda Finance Corporation are set forth under the captions ‘‘The Depositor’’ and ‘‘The Sponsor, Originator, Administrator and Servicer’’ respectively, in the accompanying prospectus.

THE NOTES

General

The notes will be issued pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed indenture will be filed with the Securities and Exchange Commission following the issuance of the notes. The following summary describes material terms of the notes and the indenture and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus.

Payments of Interest

The class A-1 notes and class A-[_] notes will bear interest at a fixed rate on the principal balance of such class as set forth on the cover of this prospectus supplement.  [The class A-[_] notes and class A-[_] notes will constitute Floating Rate Securities, as such term is defined under “Certain Information Regarding the Securities—Floating Rate Securities” in the accompanying prospectus, and will bear interest at a floating rate on the principal balance of such class. The rates of interest on the class A-[_] notes and class A-[_] notes will be based on One-Month LIBOR as of the related LIBOR Determination Date. Interest will be due and payable to the noteholders on each Payment Date commencing [________, 20__].]

Interest on the outstanding principal amount of class A-1 notes, class A-[_] notes and class A-[_] notes will accrue at the related interest rate from and including the most recent Payment Date on which interest has been paid (or from and including the Closing Date with respect to the first Payment Date) to but excluding the current Payment Date; provided, that with respect to the class A-[_] notes and class A-[_] notes, One-Month LIBOR will be determined on the LIBOR Determination Date. Interest on the class A-[_] notes will accrue at the related interest rate from and including the [__] day of the month (or from and including the Closing Date with respect to the first Payment Date) to and excluding the [__] day of the following calendar month.

[The administrator will determine One-Month LIBOR as described under the heading “Certain Information Regarding the Securities—Floating Rate Securities” in the accompanying prospectus.]

Interest on the class A-1 notes, class A-[_] notes and class A-[_] notes will be calculated on the basis of the actual number of days in the related Interest Period divided by 360, and interest on the class A-[_] notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued but not paid on any Payment Date will be due on the next Payment Date, together with interest on that amount at the applicable interest rate (to the extent lawful). Interest payments on the notes will generally be made from Available Amounts and from amounts on deposit in the reserve fund, after the Servicing Fee, non-recoverable Advances, [net swap payments owed to the Swap Counterparty] and all accrued and unpaid trustees’ fees, and any amounts due to the trustees for their respective fees and reimbursement of expenses or in respect of indemnification and other administrative fees of the trust, but only to the extent not otherwise paid by the administrator (which we refer to in this prospectus supplement as the ‘‘Trust Fees and Expenses’’); provided, however, that until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amounts prior to payments on the notes shall not exceed $[______]. We refer you to ‘‘Credit Enhancement—Reserve Fund’’ and ‘‘Payments on the Notes’’ in this prospectus supplement.

[In order to issue the class A-[_] notes and class A-[_] notes bearing interest at a floating rate when the Receivables bear fixed interest rates, the trust will enter into a Swap Agreement with the Swap Counterparty, as described under “The Swap Agreement” in this prospectus supplement.]

Interest payments to holders of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will have the same priority [and will be paid on a pari passu basis with Senior Swap Termination Payments due to the Swap Counterparty under the Swap Agreement].  If there are insufficient Available Amounts after payment of trust obligations with higher priorities, the amount available for interest payments could be less than the amount of interest payable on the notes [and the Senior Swap Termination Payments due to the Swap Counterparty on any Payment Date]. In this case the holders of the notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on the notes [on a pari passu basis with Senior Swap Termination Payments due to the Swap Counterparty under the Swap Agreement].

Payments of Principal

The final scheduled payment date and expected final payment date for each class of notes are set forth on the cover of this prospectus supplement. Payments of principal on each Payment Date will be made only to the extent of Available Amounts and the failure to pay principal in full on a class of notes will result in an event of default only on the related final scheduled payment date for such class. Until the notes have been paid in full, principal payments to noteholders will be made on each Payment Date in the amount and order of priority described in this prospectus supplement under ‘‘Payments on the Notes—Payment of Distributable Amounts.’’ On each Payment Date, principal of the notes will be payable generally in an amount equal to the Noteholders’ Percentage of the Principal Distributable Amount. Principal payments on the notes will be made from Available Amounts after the Servicing Fee, non-recoverable Advances, [net swap payments owed to the Swap Counterparty], [Senior Swap Termination Payments owed to the Swap Counterparty] and Trust Fees and Expenses have been paid and after the Noteholders’ Interest Distributable Amount has been distributed. Notwithstanding the foregoing, if amounts actually allocated to the noteholders on any Payment Date is less than the Noteholders’ Distributable Amount, funds will be withdrawn from the reserve fund so that an amount equal to the Noteholders’ Distributable Amount may be allocated to the noteholders.

Principal payments will be allocated among the notes so that no principal payments will be made on:

•

the class A-2 notes until the class A-1 notes have been paid in full;

•

the class A-3 notes until the class A-1 notes and class A-2 notes have been paid in full; and

•

the class A-4 notes until the class A-1 notes, class A-2 notes and class A-3 notes have been paid in full.

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the notes will receive 100% of the Principal Distributable Amount until the notes are paid in full. That Principal Distributable Amount will be paid first to holders of record of each of the class A-1 notes until the class A-1 notes have been paid in full. After the class A-1 notes have been paid in full principal payments will be made to the class A-2 notes, the class A-3 notes and the class A-4 notes on a pro rata basis, based on the principal balance of each class of outstanding notes. Beginning on the Payment Date on which the notes have been paid in full, the remainder of the Principal Distributable Amount, if any, and on each subsequent Payment Date, 100% of the Principal Distributable Amount, will be paid to the holders of record of the certificates until the certificates have been paid in full. We refer you to ‘‘The Notes—The Indenture—Events of Default; Rights Upon Event of Default’’ in the accompanying prospectus for a more detailed description of what would constitute an event of default.

The actual Payment Date on which the outstanding principal amount of any class of notes is paid may be significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under ‘‘Weighted Average Life of the Securities’’ in the accompanying prospectus.

If the principal amount of a class of notes has not been paid in full on or prior to the related Final Scheduled Payment Date shown on the front cover of this prospectus supplement, the Noteholders’ Principal Distributable Amount for that Payment Date will, to the extent the remaining Available Amounts are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of notes to zero on that Payment Date. We refer you to ‘‘Payment on the Notes—Payment of Distributable Amounts’’ in this prospectus supplement.

After all amounts due and owed to the noteholders and the certificateholders have been paid in full (together with [any amounts owed to the Swap Counterparty and] any unpaid Trust Fees and Expenses) the depositor will be entitled to any remaining Available Amounts from the collection account.

Modification of Indenture

[In addition to the requirements set forth under “The Notes—The Indenture—Modification of Indenture” in the accompanying prospectus, no amendment or supplemental indenture will be effective which materially and adversely affects the rights of the Swap Counterparty without the consent of the Swap Counterparty; provided, that the Swap Counterparty will be deemed to have given its consent to that amendment or supplemental indenture, as applicable, if it does not object in writing within 10 business days after receipt of a written request for its consent to that amendment or supplemental indenture.]

Events of Default; Rights upon Event of Default.

Upon an event of default under the indenture, the noteholders will have the rights set forth in the prospectus under ‘‘The Notes—Indenture—Events of Default; Rights Upon Event of Default.’’ The indenture trustee may sell the Receivables subject to certain conditions set forth in the indenture following an event of default, including a default in the payment of any principal on any note or a default for five days or more in the payment of any interest on any note. In the case of an event of default not involving any such default in payment, the indenture trustee is prohibited from selling the Receivables unless:

•

the holders of the notes then outstanding (or relevant class or classes of notes) [and the Swap Counterparty] consent to the sale; or

•

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and certificates [and any amounts due to the Swap Counterparty (including any Swap Termination Payments)] at the date of the sale; or

•

the indenture trustee determines that the trust estate will not continue to provide sufficient funds to make all payments on the outstanding notes and certificates as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 100% of the aggregate outstanding amount of the most senior notes then outstanding (or relevant class or classes of notes) [and the Swap Counterparty].

The Trust Indenture Act of 1939, as amended (which we refer to in this prospectus supplement as the ‘‘TIA’’) requires that upon the occurrence of an Event of Default, the indenture trustee will be required to resign, and a replacement indenture trustee will be appointed, if, within one year of such Event of Default, the indenture trustee, or any of its directors or executive officers, is, or is affiliated with, an underwriter (as defined in the TIA) of any of the notes.  [As of the date hereof, the owner trustee is affiliated with [________________], an underwriter of the notes and the indenture trustee is affiliated with[_________________,] an underwriter of the notes.]

Notices

Noteholders will be notified in writing by the indenture trustee of any event of default, [any Swap Event of Default, any Swap Termination Event,] any Servicer Default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer of the indenture trustee obtaining actual knowledge of these events.

If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing.

Those notices will be deemed to have been given on the date of that publication or mailing.

Governing Law

The indenture, [the Swap Agreement] and the notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Minimum Denominations

The notes of each class shall be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

THE CERTIFICATES

General

The certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the certificates is given to further a better understanding of the notes. The certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement. A copy of the final signed trust agreement will be filed with the Securities and Exchange Commission following the issuance of the securities. The certificates will evidence undivided ownership interests in the trust created pursuant to the trust agreement.

The following summary describes material terms of the certificates and the trust agreement. The summary is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related trust agreement set forth in the accompanying prospectus.

Payments of Interest

Interest on the outstanding principal balance of the certificates will accrue during each Interest Period at a fixed rate of interest equal to [0.00]% per annum (which we refer to in this prospectus supplement as the ‘‘Pass Through Rate’’) and will be payable to the certificateholders on the related Payment Date.

Interest due on a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions with respect to the certificates generally will be made from Available Amounts after:

•

payment of the Servicing Fee;

•

[payment of any amounts due to the Swap Counterparty (including any Senior Swap Termination Payments);]

•

payment of accrued and unpaid Trust Fees and Expenses to the trustees; provided that, until the notes have been paid in full or unless an event of default has occurred, the annual amount paid to the trustees out of the Available Amount allocation described herein shall not exceed $[______]; and

•

distribution of the Noteholders’ Distributable Amounts to the Noteholders.

We refer you to ‘‘Payments on the Notes—Payment of Distributable Amounts’’ in this prospectus supplement.

Interest payments due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date increased by an amount equal to interest accrued on that amount at the Pass Through Rate (to the extent lawful).

Payments of Principal

No principal payments will be made on the certificates until the class A-1 and class A-2 notes have been paid in full. Thereafter, principal payments of the certificates will be made on each Payment Date from Available Amounts after payments of the Servicing Fee, [any amounts due to the Swap Counterparty (including any Senior Swap Termination Payments),] Trust Fees and Expenses, the Noteholders’ Interest Distributable Amount, the Noteholders’ Percentage of the Principal Distributable Amount, and payment of interest, if any, on the certificates.

Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an event of default, the certificates will not receive any of the Principal Distributable Amount until all of the notes have been paid in full.

Governing Law

The trust agreement and the certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

PAYMENTS ON THE NOTES

On or before the [__] calendar day of each month (or, if the [__] day is not a business day, the next succeeding business day) (which we refer to in this prospectus supplement as the ‘‘Determination Date’’), the servicer will inform the owner trustee and the indenture trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the servicer and the Servicing Fee and other servicing compensation payable to the servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each Payment Date, the servicer will also determine the following:

•

Available Amounts;

•

Noteholders’ Interest Distributable Amount;

•

Certificateholders’ Interest Distributable Amount;

•

Principal Distributable Amount;

•

Yield Supplement Withdrawal Amount, if any;

•

based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be distributed to the noteholders and certificateholders; and

•

[net swap amounts payable to the Swap Counterparty, Senior Swap Termination Payments owed to the Swap Counterparty, if any, and Subordinate Swap Termination Payments owed to the Swap Counterparty, if any.]

The indenture trustee or the issuing entity, as the case may be, will make payments to the noteholders, certificateholders [and the Swap Counterparty] in accordance with such information provided by the servicer out of the amounts on deposit in the collection account. The amounts to be distributed to the noteholders, certificateholders [and the Swap Counterparty] will be determined in the manner described below.

Payment of Distributable Amounts

Prior to each Payment Date, the servicer will calculate the amount to be distributed to the noteholders, certificateholders [and the Swap Counterparty]. On each Payment Date, the servicer will allocate amounts on deposit in the collection account with respect to the related Collection Period as described below and will instruct the indenture trustee to make the following payments and distributions from amounts on deposit in the collection account in the following amounts and order of priority:

•

first, to the servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and non-recoverable Advances;

•

second, to the trustees, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator provided that, until the notes have been paid in full, the annual amount paid to the trustees out of the Available Amount allocation described in this clause second shall not exceed $[_______] unless an event of default has occurred;

•

[third, to the Swap Counterparty, the amount (if positive) of any payment to be made by the trust to the Swap Counterparty on such Payment Date, net of any payment to be made by the Swap Counterparty to the trust on such Payment Date, in each case calculated pursuant to the Swap Agreement;]

•

fourth, pro rata, to (a) the noteholders, the Noteholders’ Interest Distributable Amount, [(b) and the Swap Counterparty, any Senior Swap Termination Payments], in each case, from remaining Available Amounts;

•

fifth, to the noteholders, the Noteholders’ Principal Distributable Amount, from remaining Available Amounts;

•

sixth, to the certificateholders, the Certificateholders’ Interest Distributable Amount, from remaining Available Amounts;

•

seventh, after the class A-1 and class A-2 notes have been paid in full, to the certificateholders, the Certificateholders’ Principal Distributable Amount from remaining Available Amounts;

•

eighth, to the reserve fund, from Available Amounts remaining, if any, the amount necessary to cause the amount on deposit in that account to equal the Specified Reserve Fund Balance;

•

[ninth, from remaining Available Amounts, to the Swap Counterparty, any Subordinate Swap Termination Payments;]

•

tenth, from remaining Available Amounts, to the trustees, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such Trust Fees and Expenses have not been previously paid by the administrator or pursuant to priority second above; and

•

eleventh, any Available Amounts remaining, to the depositor.

The Noteholders’ Principal Distributable Amount will be allocated among the notes as described above under ‘‘The Notes—Payments of Principal.’’

CREDIT ENHANCEMENT

The protection afforded to the noteholders will be effected both by the preferential right of the noteholders to receive, to the extent described in this prospectus supplement, current distributions on the Receivables, the establishment of the reserve fund, amounts on deposit in the yield supplement account, and the subordination of the certificateholders’ and the depositor’s right to receive distributions.

Subordination

The rights of the certificateholders to receive payments on the Receivables will be subordinated to the rights of the noteholders. The depositor is entitled to receive payments of interest collected on the Receivables and deposited in the collection account with respect to the related Collection Period, which are not used by the trust to make other required payments. The depositor’s right to receive this excess interest is subordinated to the payment of principal and interest on the notes and interest, if any on the certificates, and the funding of the reserve fund.

Reserve Fund

The reserve fund will be a segregated non-interest bearing trust account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the Closing Date of an amount equal to $[________] (which we refer to in this prospectus supplement as the ‘‘Reserve Fund Initial Deposit’’). The reserve fund will thereafter be funded by the deposit therein of all Available Amounts, if any, remaining after the payment of trust obligations with higher payment priorities, on each Payment Date to the extent necessary to restore or bring the amounts on deposit in the reserve fund to the Specified Reserve Fund Balance.

Amounts held from time to time in the reserve fund (and the yield supplement account) will continue to be held for the benefit of noteholders and certificateholders and may be invested in Eligible Investments. Investment income on those investments (net of losses and expenses) will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund exceed the Specified Reserve Fund Balance. If the amount on deposit in the reserve fund on any Payment Date (after giving effect to all deposits to and withdrawals from the reserve fund on that Payment Date) is greater than the Specified Reserve Fund Balance for that Payment Date, subject to limitations set forth in the Transfer and Servicing Agreements, the indenture trustee will distribute any excess amounts remaining thereafter to the depositor. The noteholders will not have any rights in, or claims to, amounts distributed to the certificateholders or to the depositor.

The servicer may, from time to time after the date of this prospectus supplement, request each rating agency to approve a formula for determining the Specified Reserve Fund Balance that is different from those described above or change the manner by which the reserve fund is funded. If each rating agency approves the use of any new formula, then the Specified Reserve Fund Balance will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

Amounts held from time to time in the reserve fund will be held for the benefit of the noteholders, the certificateholders [and the Swap Counterparty]. On each Payment Date, funds will be withdrawn from the reserve fund to the extent that (a) the amount on deposit in the note distribution account with respect to such Payment Date [plus any net swap payments to the trust with respect to such Payment Date] is less than the sum of the Noteholders’ Distributable Amount and will be deposited in the note distribution account for distribution to the noteholders or (b) the amount on deposit in the certificate distribution account with respect to such Payment Date is less than the sum of the Certificateholders’ Distributable Amount and will be deposited in the certificate distribution account for distribution to the certificateholders.

None of the noteholders, the certificateholders, any trustee, the servicer or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the noteholders.

Yield Supplement Account

On or prior to the Closing Date, a yield supplement account will be established with the indenture trustee for the benefit of the noteholders and the certificateholders. The yield supplement account is designed primarily to supplement the interest collections on the Receivables that have APRs which are less than the Required Rate (which we refer to in this prospectus supplement as the ‘‘Discount Receivables’’). The yield supplement account will be funded by the depositor on the Closing Date with an initial deposit equal to $[_________] (which we refer to in this prospectus supplement as the ‘‘Yield Supplement Account Deposit’’).

On the business day prior to each Payment Date (which we refer to in this prospectus supplement as the ‘‘Deposit Date’’), the indenture trustee shall withdraw the Yield Supplement Withdrawal Amount from monies on deposit in the yield supplement account and deposit such amount into the collection account to be included in amounts distributed on the related Payment Date.

On each Payment Date, the amount required to be on deposit in the yield supplement account will decline and be equal to the present value of the sum of all Yield Supplement Amounts for all future Payment Dates, assuming that future scheduled payments on the Discount Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the yield supplement account will decrease as payments are made with respect to the Yield Supplement Amount and funds in excess of the maximum required balance are released.

The reserve fund, the yield supplement account, and the subordination of the certificates are intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. The reserve fund and the yield supplement account are also intended to enhance the likelihood of receipt by certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the certificateholders will experience losses. However, the reserve fund could be depleted. In addition, the amount on deposit in the yield supplement account will be reduced over time as shown above and amounts on deposit therein are limited to supplemental payments with respect to Discount Receivables and for no other purposes. If the amount required to be deposited into or required to be withdrawn from the reserve fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the reserve fund, noteholders and certificateholders could incur losses or suffer a temporary shortfall in the amounts distributed to the Noteholders or certificateholders.

No Overcollateralization

On the Closing Date, the outstanding principal balance of the Receivables will be approximately equal to the aggregate initial principal balance of the notes and the Initial Certificate Balance. While undercollateralization may occur at any time if charge-offs on the Receivables are larger than amounts on deposit in the reserve fund, no excess amounts will be retained by the trust to build overcollateralization.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The Transfer and Servicing Agreements

The description of the terms of the Transfer and Servicing Agreements in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement. Copies of the final signed Transfer and Servicing Agreements will be filed as a current report on Form 8-K with the Securities and Exchange Commission in a timely manner following the issuance of the securities. We refer you to ‘‘Where You Can Find More Information About Your Securities—The Depositor’’ in the accompanying prospectus for additional information regarding reports required to be filed by the Depositor.

Sale and Assignment of Receivables

Information with respect to the conveyance of the Receivables from the depositor to the trust on the Closing Date pursuant to the sale and servicing agreement is set forth under ‘‘Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables’’ in the accompanying prospectus.

Accounts

In addition to the accounts referred to under ‘‘Description of the Transfer and Servicing Agreements—Accounts’’ in the accompanying prospectus, the servicer will also establish and will maintain with the indenture trustee:

•

the reserve fund in the name of the indenture trustee on behalf of the noteholders, the certificateholders [and the Swap Counterparty]; and

•

the yield supplement account in the name of the indenture trustee on behalf of the noteholders, the certificateholders [and the Swap Counterparty].

Collections

The servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the collection account not later than two business days after receipt. However, so long as AHFC is the servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of specified ratings criteria set by the Rating Agencies or AHFC obtaining a letter of credit or similar agreement and the absence of any Servicer Default) is satisfied, the servicer may retain such amounts until the related Deposit Date. The servicer or the depositor, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of Receivables to be purchased from the trust into the collection account on or before each Deposit Date. All decisions regarding deposits and withdrawals from the collection account will be made by the servicer and will not be independently verified.

The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the sale and servicing agreement, pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Collections’’ in the accompanying prospectus.

Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) will be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay principal of the Receivable. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Collections’’ in the accompanying prospectus.

Collections on or in respect of a Receivable made during a Collection Period which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an ‘‘Excess Payment.’’ Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable and all other Excess Payments on Receivables will be applied as a partial prepayment.

On each Deposit Date, the indenture trustee will cause any Yield Supplement Withdrawal Amount to be deposited into the collection account.  [The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Swap Payments received from the Swap Counterparty, if any, for the related Payment Date.]

Advances

On each Deposit Date, the servicer will make a payment (as an Advance) into the collection account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collection Period. If the calculation results in a negative number, an amount equal to the negative amount will be paid to the servicer in reimbursement of outstanding Advances. In addition, if a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest on that Receivable (but not including interest for the current Collection Period) will, up to the amount of outstanding Advances in respect thereof, be withdrawn from the collection account and paid to the servicer in reimbursement of the outstanding Advances. The servicer will not be required to make any Advances with respect to a Receivable (other than the Advance of an interest shortfall arising from a prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries with respect to such Receivable, which we refer to as a ‘‘Non-Recoverable Advance.’’ The servicer will make all Advances by depositing into the collection account an amount equal to the aggregate of the Advances on Receivables in respect of a Collection Period on the business day immediately preceding the related Payment Date. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Advances’’ in the accompanying prospectus.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fees, will be paid to the servicer on each Payment Date solely to the extent of Available Amounts. The servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and any other administrative fees and expenses or similar charges collected during that Collection Period, plus any investment earnings or interest earned during that Collection Period from the investment of monies on deposit in the collection account and the note distribution account. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Collections’’ in this prospectus supplement and ‘‘Description of the Transfer and Servicing Agreements—Servicing Compensation’’ in the accompanying prospectus. The servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period. However, if it is acceptable to each rating agency without a reduction in the rating of each class of notes, the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid at the beginning of that Collection Period out of collections of interest on the Receivables for that Collection Period. The Servicing Fee will be paid from Available Amounts allocable to interest prior to the payment of the Noteholders’ Distributable Amounts or Certificateholders’ Distributable Amounts.

Net Deposits

As an administrative convenience and as long as specified conditions are satisfied, for so long as AHFC is the servicer, AHFC will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the depositor or the servicer for or with respect to the related Collection Period net of payments to be made to the servicer with respect to that Collection Period. The servicer, however, will account to the owner trustee and to the noteholders as if all of the foregoing deposits and payments were made individually. We refer you to ‘‘Description of the Transfer and Servicing Agreements—Net Deposits’’ in the accompanying prospectus.

Optional Purchase

The outstanding notes will be redeemed in whole, but not in part, on any Payment Date on which the servicer or any successor to the servicer exercises its option to purchase the Receivables. The servicer or any successor to the servicer may purchase the Receivables when the Pool Balance shall have declined to 10% or less of the Pool Balance as of the Cutoff Date, as described in the accompanying prospectus under ‘‘Description of the Transfer and Servicing Agreements—Termination.’’ The ‘‘Redemption Price’’ for the outstanding notes will be equal to the unpaid principal amount of the outstanding notes plus accrued and unpaid interest on the notes and for the certificates will equal the unpaid principal amount of the certificates on the date of the optional purchase plus accrued and unpaid interest on the certificates.

Removal of Servicer

The indenture trustee or noteholders evidencing not less than 25% of the voting interests of the notes then outstanding, may terminate the rights and obligations of the servicer under the sale and servicing agreement upon the occurrence of a Servicer Default.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the indenture trustee or a successor servicer appointed by the indenture trustee under the sale and servicing agreement. The indenture trustee or successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer in its capacity under the sale and servicing agreement and will be entitled to similar compensation arrangements. If, however, the servicer becomes a debtor in bankruptcy or, if not eligible to be a debtor in bankruptcy, becomes the subject of insolvency proceedings, and no Servicer Default other than the commencement of bankruptcy or insolvency proceedings has occurred, that indenture trustee or the noteholders (or certificateholders) may not be able to effect a transfer of servicing. In the event that the indenture trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle [and motorcycle] receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the servicer under the sale and servicing agreement. Notwithstanding such termination, the servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. Upon payment in full of the principal and interest on the notes, the certificateholders will succeed to the rights of the noteholders with respect to removal of the servicer.

Duties of the Owner Trustee, the Delaware Trustee and the Indenture Trustee

The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates (other than the authentication of the certificates), the notes or of any Receivables or related documents and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The owner trustee will not independently verify the Receivables. The owner trustee is required to perform only those duties specifically required of it under the trust agreement. In addition to making distributions to the certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement. The owner trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or the sale and servicing agreement which failure constitutes a Servicer Default unless a responsible officer of the owner trustee obtains actual knowledge of the failure as specified in the trust agreement.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation thereto at the request, order or direction of any of the certificateholders, unless those certificateholders have offered to the owner trustee security or indemnity reasonably satisfactory to the owner trustee against the costs, expenses and liabilities that may be incurred by the owner trustee in connection with the exercise of those rights.

The Delaware trustee has been appointed solely for the purpose of complying with the requirement of the Delaware Statutory Trust Statute that the trust have one trustee, which, in the case of a natural person, is a resident of the State of Delaware, or which in all other cases, has its principal place of business in the State of Delaware. The duties and responsibilities of the Delaware trustee shall be limited solely to the execution and delivery of all documents and certificates to form and maintain the existence of the trust under the Delaware Statutory Trust Statute. Except for the purpose of the foregoing sentence, the Delaware trustee shall not be deemed a trustee and shall have no management responsibilities or owe any fiduciary duties to the trust, the depositor or any beneficial owner.

The indenture trustee will make no representations as to the validity or sufficiency of the indenture, the certificates, the notes (other than authentication of the notes) or of any Receivables or related documents, and is not accountable for the use or application by the depositor or the servicer of any funds paid to the depositor or the servicer in respect of the notes, the certificates or the Receivables, or the investment of any monies by the servicer before those monies are deposited into the collection account. The indenture trustee will not independently verify the Receivables. If no event of default or Servicer Default has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. In addition to making distributions to the noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture under certain circumstances. The indenture trustee will also mail each year to all Noteholders, solely to the extent required by the TIA, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture and other information relating to the Receivables. For additional information regarding such reports, see ‘‘The Notes—The Indenture’’ in the accompanying prospectus.

The indenture trustee shall not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement, the sale and servicing agreement or the administration agreement which failure constitutes an event of default or Servicer Default unless a responsible officer of the indenture trustee obtains actual knowledge of the failure as specified in the indenture. The indenture trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation thereto at the request, order or direction of any of the noteholders, unless those noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by the indenture trustee in connection with the exercise of those rights. No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture, other than with respect to the failure by the depositor or the servicer, as applicable, to remit payment, unless that noteholder previously has given to the indenture trustee written notice of the event of default and (1) the event of default arises from the servicer’s failure to remit payments when due or (2) the holders of the notes evidencing not less than 25% of the voting interests of the notes, voting together as a single class, have made written request upon the indenture trustee to institute that proceeding in its own name as the indenture trustee under the indenture and have offered to the indenture trustee reasonable indemnity and the indenture trustee for 60 days has neglected or refused to institute that proceeding.

The Owner Trustee, the Delaware Trustee and the Indenture Trustee

[________] will be the owner trustee under the trust agreement. As a matter of Delaware law, the trust will be viewed as a separate legal entity, distinct from the owner trustee, and the trust will be viewed as the issuing entity of the certificates. [__________] will be the Delaware trustee under the Trust Agreement. [___________] will be the indenture trustee under the indenture. The owner trustee, the indenture trustee and any of their respective affiliates may hold certificates in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the owner trustee or the servicer and the indenture trustee, in each case acting jointly (or in some instances, the owner trustee or the indenture trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement or the indenture trustee by the indenture will be conferred or imposed upon the owner trustee or the indenture trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the owner trustee or the indenture trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee.

The owner trustee and the indenture trustee may resign at any time, in which event the servicer will be obligated to appoint a successor thereto. The issuer may also remove the owner trustee or the indenture trustee if either ceases to be eligible to continue as trustee under the trust agreement or the indenture, as the case may be, becomes legally unable to act or becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor owner trustee or indenture trustee, as applicable. Any resignation or removal of the owner trustee or the indenture trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

The depositor (or the administrator on its behalf) will be obligated to pay the fees of the owner trustee, the Delaware trustee and the indenture trustee in connection with their duties under the trust agreement and indenture, respectively. The owner trustee, the Delaware trustee and the indenture trustee will be entitled to indemnification by AHFC (as custodian of the receivable files or as administrator on behalf of the issuer) and the issuer for, and will be held harmless against, any loss, liability, fee, disbursement or expense (including expenses due to either trustee's removal and/or resignation in accordance with the indenture or trust agreement, as applicable) incurred by the owner trustee, the Delaware trustee or the indenture trustee not resulting from its own willful misfeasance, bad faith or negligence (in the case of the indenture trustee) or gross negligence (in the case of the Delaware trustee or the owner trustee) (other than by reason of a breach of any of its representations or warranties set forth in the trust agreement or the indenture, as the case may be). The depositor and the servicer will be obligated to indemnify the owner trustee, the Delaware trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

Fees and Expenses

The table below sets forth the fees and expenses payable by the trust on each payment date.

Party	Amount
Servicer(1)	One-twelfth of 1.00% multiplied by the outstanding principal balance of the Receivables as of the first day of the related collection period.
Indenture Trustee(2)	$[____] per annum
Owner Trustee(2)	$[____] per annum
Delaware Trustee (2)	$[____] per annum

(1)

To be paid before any amounts are distributed to noteholders.

(2)

To be paid by the administrator. In the event the administrator does not fulfill its payment obligations such fees, expenses and indemnities will be paid before any amounts are distributed to noteholders, but so long as notes are outstanding only up to an aggregate amount equal to $[______] per annum and any remainder will be paid after all amounts due and owed to noteholders and certificateholders are paid on such payment date, provided that if an event of default occurs, such $[______] limitation will not apply.

[THE SWAP AGREEMENT]

[The following summary describes certain material terms of the Swap Agreement and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Swap Agreement.  A copy of the final signed Swap Agreement will be filed with the Securities and Exchange Commission following the issuance of the notes.]

[Payments Under the Swap Agreement]

[In order to issue the class A-[_] notes and class A-[_] notes bearing interest at a floating rate when the Receivables bear fixed interest rates, on the Closing Date, the trust will enter into a Swap Agreement with the Swap Counterparty.  The Swap Agreement will incorporate certain relevant standard definitions in the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions published by ISDA.  Pursuant to the Swap Agreement, on each Payment Date the amount to be paid by the Swap Counterparty in respect of the class A-[_] notes will be equal to the Class A-[_] Interest Amount and the amount to be paid by the Swap Counterparty in respect of the class A-[_] notes will be equal to the Class A-[_] Interest Amount.  Pursuant to the Swap Agreement, on each Payment Date the trust is obligated to pay to the Swap Counterparty in respect of the class A-[_] notes and class A-[_] notes an amount equal to the Class A-[_] Swap Interest Amount and Class A-[_] Swap Interest Amount, respectively.  The initial notional amount of the Swap Agreement for each of the class A-[_] notes and class A-[_] notes will equal the initial note balance of the class A-[_] notes and class A-[_] notes, respectively, on the Closing Date.  Payments under the Swap Agreement will be made on a net basis between the trust and the Swap Counterparty.]

[Any net amounts payable by the trust to the Swap Counterparty on any Payment Date will be deducted from collections on the Receivables for the related Collection Period prior to making any payments of principal of the notes.]

[The calculation agent as defined in the Swap Agreement shall be [___________]]

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the Swap Agreement is less than 10%.]

[The respective obligations of the Swap Counterparty and the trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Swap Event of Default (as defined below under “—Defaults Under Swap Agreement”) or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Swap Termination (as defined below under “—Early Termination of Swap Agreement”) shall have occurred or been effectively designated.]

[Defaults Under Swap Agreement]

[Among other things, events of default under the Swap Agreement (each, a “Swap Event of Default”) include:

•

failure to make payments due under the Swap Agreement;

•

the occurrence of certain bankruptcy events of the trust or bankruptcy and insolvency events of the Swap Counterparty;

•

any breach of the Swap Agreement or related agreements by the Swap Counterparty;

•

any misrepresentation by the Swap Counterparty;

•

certain cross-defaults by the Swap Counterparty; or

•

a merger by the trust or the Swap Counterparty without assumption of its obligations under the Swap Agreement.]

[Swap Termination Events]

[Among other things, termination events under the Swap Agreement (each a “Swap Termination Event”) include:

•

illegality of the transactions contemplated by the Swap Agreement;

•

any early redemption or prepayment of the notes, acceleration of the notes or liquidation of the trust assets following an event of default under the indenture, or upon the redemption or prepayment of the notes for any other reason;

•

certain tax events that would affect the ability of either party to make payments to the other without withholding taxes, that occur because of a change in tax law or a merger or consolidation of either party;

•

an amendment to the indenture, the sale and servicing agreement or certain other agreements that is materially adverse to the Swap Counterparty is made without the approval of the Swap Counterparty where such approval is required; or

•

failure of the Swap Counterparty (or its credit support provider, if any) to maintain its credit ratings at certain levels required by the Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty:

o

at its own expense, obtains an unconditional guarantee from a guarantor with the appropriate credit rating, provided that certain criteria are satisfied;

o

posts collateral; or

o

assigns its rights and obligations under the Swap Agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the Swap Agreement.]

[Early Termination of Swap Agreement]

[The indenture provides that upon the occurrence of (i) any Swap Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or (ii) any Swap Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the indenture trustee may and will, at the direction of holders of class A-1 notes, class A-2 notes, class A-3 notes and class A-4 notes evidencing 66 2/3% of the aggregate of the outstanding principal balances of all such classes voting as a single class, by notice to the Swap Counterparty, designate a Swap Termination with respect to the Swap Agreement.  If a Swap Event of Default occurs (i) as a result of the insolvency or bankruptcy of the Swap Counterparty, the indenture trustee will be required by the terms of the indenture (as assignee of the rights of the trust under the Swap Agreement) to terminate the Swap Agreement.]

[In the event that the trust is required to make a Senior Swap Termination Payment, such Senior Swap Termination Payment will be payable pari passu with the Noteholders’ Interest Distributable Amount.    However, in the event that a Subordinate Swap Termination Payment is owed to the Swap Counterparty, such Subordinate Swap Termination Payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes.]

[The trust will assign its rights under the Swap Agreement to the indenture trustee in connection with the trust’s pledge of the assets of the trust as collateral for the notes.  Upon the occurrence of any Event of Default that results in acceleration of the notes, the principal of each class of notes will become immediately payable and the indenture trustee will be obligated to liquidate the assets of the trust.  In any such event, the ability of the trust to pay interest on each class of notes will depend on (a) the price at which the assets of the trust are liquidated, (b) the amount of the Swap Termination Payment, if any, which may be due to the Swap Counterparty from the trust under the Swap Agreement and (c) the amount of the Swap Termination Payment, if any, which may be due to the trust from the Swap Counterparty under the Swap Agreement.  In the event that the net proceeds of the liquidation of the assets of the trust are not sufficient to make all payments due in respect of the notes and for the trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described in this prospectus supplement and certain claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the noteholders.  See “The Notes” and “Payments on the Notes” in this prospectus supplement.]

[Assignment; Swap Counterparty Downgrade]

[Except as provided below, neither the trust nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement.  Subject to satisfaction of the Rating Agency Condition as to S&P and notice to Moody’s, the Swap Counterparty may, at its own expense, and under certain conditions or with the consent of the administrator on behalf of the trust, transfer all or substantially all of its rights and obligations with respect to the Swap Agreement to a replacement counterparty that satisfies the Counterparty Ratings Requirement.  In addition, in the event a Downgrade Event occurs, the Swap Counterparty will be required within specified timeframes to (a) assign the Swap Agreement to another party in a Replacement Transaction, (b) collateralize its payment obligations under the Swap Agreement, or (c) procure an eligible guarantee that is satisfactory to S&P, as evidenced by satisfaction of the Rating Agency Condition from S&P, and is provided by a guarantor meeting the criteria set forth in the Swap Agreement; provided that either (1) the Swap Counterparty has secured a legal opinion that none of the guarantor’s payments under the guarantee will be subject to withholding and such opinion has been disclosed to Moody’s, (2) such guarantee provides that if the guarantor’s payments under the guarantee are subject to withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the amount actually received as payment is equal to the full amount that would have been paid had no such withholding been required or (3) in the event any payment under such guarantee is made net of deduction or withholding, the Swap Counterparty is required to ensure that the net amount received from the guarantor will equal the full amount that would have been paid had no such deduction or withholding been required.  If a Replacement Event occurs, the Swap Counterparty will be required to use commercially reasonable efforts to assign its rights and obligations under the Swap Agreement in a Replacement Transaction or to procure an eligible guarantee, and pending the completion of such action, will be required within a specified timeframe to collateralize its payment obligations under the Swap Agreement.]

[As used in this Section:

“Counterparty Ratings Requirement” means with respect to any entity, either such entity or the guarantor of such entity has both (i) a Moody’s S-T Rating of at least “P-2” and a Moody’s L-T Rating of at least “A3” and, if such entity or guarantor, respectively, has only a Moody’s L-T Rating, a Moody’s L-T Rating of at least “A3”, and (ii) (x) if such entity or guarantor is a Financial Institution, an S&P S-T Rating of at least “A-2” or an S&P L-T Rating of at least “BBB+” in the event that no S&P S-T Rating exists or (y) if such entity or guarantor is not a Financial Institution, an S&P S-T Rating of at least “A-1” or an S&P L-T Rating of at least “A+” in the event that no S&P S-T Rating exists.

“Downgrade Event” means a Moody’s First Trigger Event or an S&P Collateralization Event.

“Financial Institution” means any bank, broker-dealer, insurance company, derivative products company or structured investment vehicle or any other entity that under published S&P hedge counterparty criteria constitutes a “Financial Institution”.

“L-T Rating” means with respect to any entity, the long-term unsecured and unsubordinated debt obligation or counterparty rating of such entity.

“Moody’s First Trigger Event” means (A) if the Swap Counterparty has only an L-T Rating by Moody’s, the Swap Counterparty’s Moody’s L-T Rating is less than “A1” or (B) if the Swap Counterparty has both L-T and S-T Ratings by Moody’s, the Swap Counterparty’s Moody’s L-T Rating is less than “A2” or the Swap Counterparty’s Moody’s S-T Rating is less than “P-1.”

“Moody’s Second Trigger Event” means (A) if the Swap Counterparty has only an L-T Rating by Moody’s, the Swap Counterparty’s Moody’s L-T Rating is less than “A3” or (B) if the Swap Counterparty has both L-T and S-T Ratings by Moody’s, the Swap Counterparty’s Moody’s L-T Rating is less than “A3” or the Swap Counterparty’s Moody’s S-T Rating is less than “P-2.”

“Rating Agency Condition” means, with respect to any action, that Moody’s and/or S&P (as applicable) shall have been given prior notice thereof and shall have notified the trust in writing that such action will not result in a qualification, reduction or withdrawal of its then-current ratings of the notes.

“Replacement Event” means a Moody’s Second Trigger Event or an S&P Substitution Event.

“Replacement Transaction” means a transaction with a replacement Swap Counterparty meeting the Counterparty Ratings Requirement who shall assume, at no cost to the trust, all of the Swap Counterparty’s rights and obligations under the Swap Agreement.

“S&P Collateralization Event” means that no S&P Substitution Event has occurred and that the Swap Counterparty’s S&P S-T Rating is lower than “A-1” or its S&P L-T Rating is lower than “A+” in the event that it has no S&P S-T Rating.

“S&P Substitution Event” means that the Swap Counterparty’s S&P S-T Rating is withdrawn, suspended or downgraded below “A-2” or its S&P L-T Rating is withdrawn, suspended or downgraded below “BBB+”, in the event that it has no S&P S-T Rating.

“S-T Rating” means with respect to any entity, the short-term unsecured and unsubordinated debt obligation or counterparty rating of such entity.]

[Should a Downgrade Event or a Replacement Event occur, the criteria for an acceptable Replacement Transaction with a possible substitute counterparty focus entirely on that entity’s ratings.  They do not focus on other possible considerations that might be relevant to the amounts that the trust might be able to collect from such a substitute counterparty if it itself, or collateral posted by it, became the subject of insolvency or similar proceedings.  The criteria for a substitute counterparty also do not expressly address possible withholding tax issues that may exist vis-a-vis that entity, although any such substitute counterparty would be asked to make representations that, at the time, would allow the trust to conclude that withholding taxes would not be imposed under applicable law on scheduled swap payments to be made to the trust by such a substitute counterparty.]

[Any cost of any such transfer or replacement will be borne by the Swap Counterparty or the new swap counterparty and not by the trust; provided, however that the Swap Counterparty shall not be required to make any payment to the new swap counterparty to obtain an assignment or replacement swap.]

[In addition, the Swap Counterparty's obligations under the Swap Agreement may be assigned if the Swap Counterparty fails to provide the trust with certain information required under the securities laws.]

[Modification and Amendment of Swap Agreement]

[The Swap Agreement may be amended, modified or waived only in writing by the Swap Counterparty and the issuing entity, with the written consent of the Rating Agencies.  Any such amendment shall be deemed not to adversely affect in any material respect the interests of any noteholder if the indenture trustee has received a letter from each Rating Agency to the effect that such Rating Agency will not qualify, reduce or withdraw the rating it has currently assigned to any class of notes as a result of such amendment.]

[The Swap Counterparty]

[_________________].

[As of the date hereof, the Swap Counterparty is affiliated with [__________], an underwriter of the notes.]

LEGAL PROCEEDINGS

To the knowledge of the sponsor and the depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the sponsor, the depositor, any of the trustees or the trust that would be material to holders of any notes or certificates.

MATERIAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material federal income tax and California tax considerations of the purchase, ownership and disposition of the notes. The discussion is based upon law, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax and California tax considerations applicable to all categories of investors. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. We refer you to ‘‘Material Income Tax Consequences—Tax Treatment of Owner Trusts’’ and ‘‘—Material State Tax Consequences With Respect to Owner Trusts’’ in the accompanying prospectus.

Under current law and assuming execution of, and compliance with, the indenture and the trust agreement, in the opinion of McKee Nelson LLP, tax counsel to the trust, (i) the notes will be characterized as debt for federal income tax purposes, and (ii) the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income and California state franchise and income tax purposes.

Tax Characterization of the Trust

The depositor and the servicer will agree, and the beneficial owners of the certificates (which we refer to in this prospectus supplement as the ‘‘Certificate Owners’’) will agree by their purchase of the certificates, to treat the trust (i) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the Certificate Owners, and the notes being debt of the partnership, or (ii) if the depositor owns all of the certificates and none of the notes are characterized as equity interests in the trust, as disregarded as an entity separate from the depositor for purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the trust and the notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the trust, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus supplement.

If the trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on some or all classes of the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and the Certificate Owners could be liable for any such tax that is unpaid by the trust.

Treatment of the Notes as Indebtedness

The depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the notes (which we refer to in this prospectus supplement as the ‘‘Note Owners’’) will agree by their purchase of the notes, to treat the notes as debt for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

We do not anticipate issuing notes with any original issue discount, other than original issue discount of a de minimis amount [or, in the case of the class A-1 notes, as a result of this class of notes having a fixed maturity of not more than one year from the date of issue]. We refer you to ‘‘Material Income Tax Consequences— Tax Treatment of Owner Trusts—Tax Consequences to Owners of the Notes—OID, Index Securities, Etc.’’ in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is [__]% ABS. We refer you to ‘‘Maturity and Prepayment Considerations’’ in this prospectus supplement. No representation is made that the Receivables will prepay in accordance with this assumption or in accordance with any other assumption.

ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, individual retirement accounts, Keogh Plans and other plans covered by Section 4975 of the Code and entities deemed to hold the plan assets of the foregoing (each, a ‘‘Benefit Plan’’).   Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Code with respect to such Benefit Plan. A violation of these ‘‘prohibited transaction’’ rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the ‘‘Regulation’’) and Section 3(42) of ERISA, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an ‘‘equity interest’’ in the trust and none of the exceptions to plan asset treatment contained in the Regulation, as effectively amended by Section (3)(42) of ERISA, were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the notes should not be treated as an equity interest in the trust  for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the notes are treated as an equity interest for purposes of the  Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such note. Included among these exemptions are: Prohibited Transaction Class Exemption (‘‘PTCE’’) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by ‘‘in-house asset managers’’; and PTCE 84-14, regarding transactions effected by ‘‘qualified professional asset managers.’’ In addition to the class exemptions listed above, there is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to a Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan involved in such transaction), provided that there is adequate consideration for the transaction. Even if the conditions described in one or more of these exemptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

The underwriters, the trustees, the depositor, the servicer or their affiliates may be the sponsor of, or investment advisor with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of notes, the purchase of notes using plan assets over which any of these parties or their affiliates has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, notes may not be purchased using the assets of any Benefit Plan if any of the underwriters, the trustees, the depositor, the servicer or their affiliates has investment authority for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to ERISA requirements; however, governmental or foreign plans may be subject to comparable non-U.S., federal, state or local law restrictions.

By acquiring a note, each purchaser will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a Benefit Plan or any other plan subject to a law that is substantially similar to Title I of ERISA or Section 4975 of the Code, or (ii) the acquisition, holding and disposition of such notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a nonexempt violation under any other substantially similar law.

The sale of notes to a Benefit Plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plan generally or by a particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any other substantially similar applicable law, the effect of the assets of the issuer being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the notes.   Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally but not jointly agreed to purchase, the principal amount of notes set forth opposite its name below:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

Total

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes if any of the notes are purchased. This obligation of the underwriters is subject to specified conditions precedent set forth in the underwriting agreement.

The depositor has been advised by the underwriters that they propose to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession	Reallowance Discount
A-1
A-2
A-3
A-4

The depositor and AHFC have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with AHFC and its affiliates.

The notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the notes of each class as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes, and that market-making may be discontinued at any time without notice at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes of any class.

The trust may, from time to time, invest funds in the accounts in Eligible Investments acquired from the underwriters in the ordinary coverage of business.

The underwriters have advised the depositor that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, specified persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes of any class at levels above those that might otherwise prevail in the open market. A ‘‘stabilizing bid’’ is a bid for or the purchase of the notes of any class on behalf of the underwriters for the purpose of fixing or maintaining the price of those notes. A ‘‘syndicate covering transaction’’ is the bid for or the purchase of those notes of any class on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with this offering. A ‘‘penalty bid’’ is an arrangement permitting one of the underwriters to reclaim the selling concession otherwise accruing to another underwriter or syndicate member in connection with this offering if the notes of any class originally sold by the other underwriter or syndicate member are purchased by the reclaiming underwriter in a syndicate covering transaction and has therefore not been effectively placed by the other underwriter or syndicate member.

Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the notes of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any note to the extent that it discourages resale of that note. Neither the depositor nor the underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the notes. Neither the depositor nor the underwriters makes any representation that the underwriters will engage in any of those transactions or that, once commenced, any of those transactions will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle two business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, AHFC, the depositor, or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

Each underwriter will represent that (i) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; (iii) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (the ‘‘Financial Promotion Order’’); and (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

Neither this prospectus nor the notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus. The transmission of this prospectus to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene the FSMA.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that the depositor, on behalf of the trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are effected. Accordingly, any resale of the notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

Each purchaser of notes in Canada who receives a purchase confirmation will be deemed to represent to the depositor, the servicer, the related trustee, the trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under ‘‘—Resale Restrictions’’.

Rights of Action (Ontario Purchasers)

The securities being offered are those of a foreign issuing entity and Ontario purchasers will not receive the contractual right of action prescribed by Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

All of the issuer’s directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

A purchaser of notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the depositor. Only one such report must be filed in respect of notes acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and with respect to the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

LEGAL OPINIONS

In addition to the legal opinions described in the accompanying prospectus, legal matters relating to federal income tax and California income tax will be passed upon for the trust by McKee Nelson LLP, legal matters relating to the notes and other matters for the depositor, the servicer and the trust will be passed upon by Alston & Bird LLP and certain legal matters relating to California law for the depositor and the servicer will be passed upon by Luce, Forward, Hamilton & Scripps LLP. McKee Nelson LLP will act as counsel to the underwriters.

GLOSSARY

[“1992 Agreement” means the 1992 ISDA Master Agreement (Multi Currency-Cross Border).]

‘‘ABS Tables’’ means the tables captioned ‘‘Percentage of Initial Class A Note Principal at Various ABS Percentages’’ on pages S-[__] through S-[__] in this prospectus supplement.

‘‘Advances’’ means amounts advanced by the servicer to the trust for shortfalls in scheduled payments of interest on the Receivables, in an amount equal to the difference between (1) the product of the principal balance of each Receivable as of the first day of the related Collection Period and one-twelfth of its APR, and (2) the amount of interest actually received from the Obligor, if less.

‘‘Aggregate Net Losses’’ means, with respect to a Collection Period, an amount equal to the aggregate principal balance of all Receivables newly designated during such Collection Period as Defaulted Receivables, minus Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables.

‘‘Available Amounts’’ means the sum of the following amounts (without duplication) received or allocated by the servicer on or in respect of the Receivables during the related Collection Period (which shall be calculated in accordance with the simple interest method):

•

all collections on or in respect of the Receivables other than Defaulted Receivables;

•

all Net Liquidation Proceeds;

•

all Advances made by the servicer;

•

[the amount (if positive) of any payment (including any Swap Termination Payment) to be made by the Swap Counterparty to the trust on such Payment Date, net of any payment (including any Swap Termination Payment) to be made by the trust to the Swap Counterparty on such Payment Date, in each case calculated pursuant to the Swap Agreement;]

•

all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the depositor in respect of that Collection Period;

•

all Administrative Purchase Payments with respect to Administrative Receivables purchased by the servicer in respect of that Collection Period; and

•

any Yield Supplement Withdrawal Amounts;

but excluding the following amounts:

•

amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the servicer has previously made an unreimbursed Advance in respect of that Receivable;

•

[the amount (if positive) of any payment to be made by the trust to the Swap Counterparty on such Payment Date, net of any payment to be made by the Swap Counterparty to the trust on such Payment Date, in each case calculated pursuant to the Swap Agreement; and]

•

Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of that Receivable.

‘‘Certificateholders’ Distributable Amount’’ means, with respect to any Payment Date, the sum of the Certificateholders’ Interest Distributable Amount and the Certificateholders’ Principal Distributable Amount for that Payment Date.

‘‘Certificateholders’ Interest Carryover Shortfall’’ means, with respect to any Payment Date, the excess, if any, of the sum of the Certificateholders’ Monthly Interest Distributable Amount for the preceding Payment Date plus any outstanding Certificateholders’ Interest Carryover Shortfall on the preceding Payment Date, over the amount of interest that is actually paid on the certificates on the preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Certificateholders’ Interest Carryover Shortfall at the Pass Through Rate for the Interest Period.

‘‘Certificateholders’ Interest Distributable Amount’’ means with respect to any Payment Date, the sum of the Certificateholders’ Monthly Interest Distributable Amount and the Certificateholders’ Interest Carryover Shortfall for one or more prior Payment Dates.

‘‘Certificateholders’ Monthly Interest Distributable Amount’’ means, with respect to any Payment Date, interest accrued for the related Interest Period at the Pass Through Rate on the outstanding principal balance of the certificates on the immediately preceding Payment Date, after giving effect to all payments of principal to certificateholders on or prior to that Payment Date (or, in the case of the first Payment Date, on the Initial Certificate Balance).

‘‘Certificateholders’ Monthly Principal Distributable Amount’’ means, with respect to any Payment Date, the Certificateholders’ Percentage of the Principal Distributable Amount for that Payment Date.

‘‘Certificateholders’ Percentage’’ means:

•

for each Payment Date until the class A-1 and class A-2 notes have been paid in full, 0%;

•

thereafter, for each Payment Date to and including the Payment Date on which the principal amount of the class A-3 and class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate principal amount of the certificates and the denominator of which is the sum of the initial aggregate principal amount of the class A-3 and class A-4 notes and the Initial Certificate Balance; provided however, if the amount on deposit in the reserve fund is less than [___]% of the Initial Pool Balance other than if the then outstanding principal amount of the notes and the then outstanding principal balance of the certificates is less than the reserve fund balance, then the certificateholders' percentage of the principal distributable amount will equal 0%; and

•

thereafter, 100%.

‘‘Certificateholders’ Principal Carryover Shortfall’’ means, with respect to any Payment Date, the excess of the Certificateholders’ Monthly Principal Distributable Amount plus any outstanding Certificateholders’ Principal Carryover Shortfall for the preceding Payment Date, over the amount in respect of principal that is actually distributed to the certificateholders on that Payment Date.

‘‘Certificateholders’ Principal Distributable Amount’’ will mean, with respect to any Payment Date, the sum of the Certificateholders’ Monthly Principal Distributable Amount for that Payment Date, and any outstanding Certificateholders’ Principal Carryover Shortfall as of the close of the immediately preceding Payment Date. The Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance.

‘‘Charge-off Rate’’ means, with respect to a Collection Period, a rate equal to the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such current Collection Period.

[“Class A-[_] Fixed Rate” means [___]%. ]

[“Class A-[_] Interest Amount” means the amount to be paid by the Swap Counterparty to the trust in respect of the class A-[_] notes on any Payment Date, which will be the amount of interest that accrued on a notional amount equal to the outstanding principal balance of the class A-[_] notes as of the preceding Payment Date at the related annualized floating interest rate as set forth on the cover of this prospectus supplement from the preceding Payment Date to such current Payment Date.]

[“Class A-[_] Swap Interest Amount” means the amount to be paid by the trust to the Swap Counterparty in respect of the class A-[_] notes on any Payment Date, which will be the amount deemed to accrue on a notional amount equal to the outstanding principal balance of the class A-[_] notes as of the preceding Payment Date at the Class A-[_] Fixed Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.]

[“Class A-[_] Fixed Rate” means [___]%.]

[“Class A-[_] Interest Amount” means the amount to be paid by the Swap Counterparty to the trust in respect of the class A-[_] notes on any Payment Date, which will be the amount of interest that accrued on a notional amount equal to the outstanding principal balance of the class A-[_] notes as of the preceding Payment Date at the related annualized floating interest rate as set forth on the cover of this prospectus supplement from the preceding Payment Date to such current Payment Date.]

[“Class A-[_] Swap Interest Amount” means the amount to be paid by the trust to the Swap Counterparty in respect of the class A-[_] notes on any Payment Date, which will be the amount deemed to accrue on a notional amount equal to the outstanding principal balance of the class A-[_] notes as of the preceding Payment Date at the Class A-[_] Fixed Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months.]

‘‘Collection Period’’ means the period commencing on the first day of the applicable month (or in the case of the first collection period, the Cutoff Date) and ending on the last day of the applicable month, and with respect to each Payment Date is the month immediately preceding such Payment Date.

‘‘Current Receivable’’ means any Receivable that is not a Defaulted Receivable or a Liquidated Receivable.

‘‘Defaulted Receivable’’ means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which, (a) all or part of a scheduled payment is 120 days or more than 120 days past due and the servicer has not repossessed the related Financed Vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle and held in its repossession inventory for 90 days, whichever occurs first.

‘‘Delinquency Percentage’’ means, with respect to a Collection Period, a fraction expressed as a percentage equal to the number of (1) Receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period, determined in accordance with the servicer’s normal servicing practices, plus (2) Receivables pursuant to which the related Financed Vehicles of which have been repossessed but have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (1) above or is not a Defaulted Receivable), over the aggregate number of Current Receivables on the last day of such Collection Period.

“Discount Receivable” means a Receivable that has an APR which is less than the Required Rate.

‘‘Eligible Investments’’ means the list of permitted investments specified in the sale and servicing agreement and are limited to investments which meet the criteria of each rating agency from time to time as being consistent with its then-current ratings of the notes. See “Description of the Transfer and Servicing Agreements; Eligible Investments” in the base prospectus for a list of Eligible Investments.

‘‘Financed Vehicle’’ means each new or used Honda or Acura motor vehicle [or Honda motorcycle] that was purchased by the related Obligor and which that secures the related Receivable.

‘‘Initial Pool Balance’’ means the Pool Balance of the Receivables as of the Cutoff Date, which is equal to approximately $[________].

‘‘Interest Period’’ means (1) with respect to the class A-1 notes, class A-[_] notes and class A-[_] notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, the Closing Date) to but excluding the next succeeding Payment Date and (2) with respect to the class A-[_] notes and the certificates, the period from and including the [__] day of the calendar month (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the [__] day of the next calendar month.

[“ISDA” means the International Swaps and Derivatives Association, Inc.]

[“LIBOR Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

[“LIBOR Determination Date” means approximately 11:00 a.m. London time, two London business days prior to the Payment Date immediately preceding such Payment Date (or, in the case of the initial Payment Date, for a period from the Closing Date to but excluding the initial Payment Date, two London business days prior to the Closing Date).]

‘‘Liquidated Receivable’’ means any Receivable that has been the subject of a prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the servicer has determined that the final amounts in respect thereof have been paid.

‘‘Net Liquidation Proceeds’’ means all amounts realized on Defaulted Receivables from whatever sources (including, without limitation, proceeds of any insurance policy), net of expenses incurred by the servicer in accordance with its customary servicing procedures and amounts required by law to be refunded to the related Obligor.

‘‘Noteholders’ Distributable Amount’’ means with respect to any Payment Date, the sum of the Noteholders’ Interest Distributable Amount for all classes of notes plus the Noteholders’ Principal Distributable Amount for that Payment Date.

‘‘Noteholders’ Interest Carryover Shortfall’’ means, with respect to any Payment Date and any class of notes, the excess, if any, of the sum of the Noteholders’ Monthly Interest Distributable Amount for that class for the preceding Payment Date plus any outstanding Noteholders’ Interest Carryover Shortfall for that class on that preceding Payment Date, over the amount in respect of interest that is actually paid on the notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the Noteholders’ Interest Carryover Shortfall at the related interest rate for the related Interest Period.

‘‘Noteholders’ Interest Distributable Amount’’ means with respect to any Payment Date, the sum of the Noteholders’ Monthly Interest Distributable Amount for all classes of notes and the Noteholders’ Interest Carryover Shortfall for all classes of notes.

The “Noteholders' Monthly Interest Distributable Amount” will mean, with respect to any Payment Date and a class of notes, interest accrued for the related Interest Period at the related Interest Rate for that class on the outstanding principal amount of that class on the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders of that class on or prior to that Payment Date (or, in the case of the first Payment Date, on the original principal amount of that class).

The “Noteholders' Monthly Principal Distributable Amount” will mean, with respect to any Payment Date, the Noteholders' Percentage of the Principal Distributable Amount for that Payment Date.

‘‘Noteholders’ Percentage’’ means, with respect to any Payment Date:

•

for each Payment Date until the principal amounts of the class A-1 and class A-2 notes have been paid in full, 100%;

•

thereafter, for each Payment Date to and including the Payment Date on which the principal amount of the class A-3 and class A-4 notes have been paid in full, the percentage equivalent of a fraction, the numerator of which is the initial aggregate principal amount of the class A-3 and class A-4 notes and the denominator of which is the sum of the initial aggregate principal amount of the class A-3 and class A-4 notes and the Initial Certificate Balance; provided however, if the amount on deposit in the reserve fund is less than [__]% of the Initial Pool Balance, other than if the then outstanding principal amount of the notes and the then outstanding principal amount of the certificates is less than the reserve fund balance, then the noteholders' percentage of the principal distributable amount will equal 100%; and

•

thereafter, 0%.

‘‘Noteholders’ Principal Carryover Shortfall’’ means, with respect to any Payment Date and any class of notes, the excess, if any, of the Noteholders’ Monthly Principal Distributable Amount plus any outstanding Noteholders’ Principal Carryover Shortfall for that class of notes for the preceding Payment Date over the amount in respect of principal that is actually paid as principal on that class on that Payment Date.

‘‘Noteholders’ Principal Distributable Amount’’ means, with respect to any Payment Date and any class of notes, the sum of:

•

the Noteholders’ Monthly Principal Distributable Amount;

•

any outstanding Noteholders’ Principal Carryover Shortfall of that class as of the close of the immediately preceding Payment Date; and

•

on the Final Scheduled Payment Date for that class of notes, the amount necessary to reduce the outstanding principal amount of that class of notes to zero; provided, however, that the Noteholders’ Principal Distributable Amount with respect to a class of notes shall not exceed the outstanding principal amount of that class.

[“One-Month LIBOR” means the rate per annum of deposits in United States dollars having a one-month maturity that appears on Reuters Screen LIBOR01 Page as of the LIBOR Determination Date.  In the event that no rate for one-month dollar deposits appears on Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, the One-Month LIBOR shall be the arithmetic mean (rounded upwards to the nearest one-sixteenth of 1%) of the rates at which one-month dollar deposits are offered to the prime banks in the London interbank market by four major banks in that market selected by the indenture trustee as of the LIBOR Determination Date and time specified above.  If fewer than two quotations are provided by such banks, then One-Month LIBOR shall be the arithmetic mean (rounded upwards as above) of the rates at which one-month loans in United States dollars are offered to leading European banks by three major banks in New York City selected by the indenture trustee as of 11:00 a.m. New York City time on the applicable LIBOR Determination Date.  If no such quotation can be obtained, One-Month LIBOR for such payment date will be One-Month LIBOR for the prior payment date.]

“Pass Through Rate” means, for the certificates and each Payment Date, [__]% per annum.

‘‘Payment Date’’ means the day of each month on which payments are made on the notes, which is the [__] day of each month or if the [__] day of the month is not a business day, payments on the notes will be made on the next business day. The first Payment Date will occur on [_____, 20__].

‘‘Principal Distributable Amount’’ means, with respect to any Payment Date and the related Collection Period, the sum of the following amounts:

•

the principal portion of all scheduled payments actually received during the related Collection Period,

•

the principal portion of all Prepayments received for the related Collection Period (to the extent such amounts are not included in the first bullet point above),

•

the Principal Balance of each Receivable that the servicer became obligated to purchase or the depositor became obligated to repurchase (to the extent those amounts are not included in the two bullet points above), and

•

the Principal Balance of each Receivable that became a Defaulted Receivable during that Collection Period (to the extent those amounts are not included in the three bullet points above).

‘‘Pool Balance’’ means, as of any date of measurement, the aggregate principal balance of the Receivables.

‘‘Rating Agencies’’ means [_______] and [______].

‘‘Required Rate’’ with respect to each Receivable, means [____]%.

[“Senior Swap Termination Payment” means any Swap Termination Payment other than a Subordinate Swap Termination Payment.]

‘‘Servicer Default’’ means the occurrence and continuing of any of the following events:

•

any failure by the servicer to deliver to the applicable trustee for deposit in any account any required payment or to direct the indenture trustee to make the required payments therefrom and that failure continues unremedied for three business days after discovery thereof by the servicer or after the giving of written notice of such failure to (1) the servicer by the owner trustee or the indenture trustee, as applicable or (2) the servicer and the owner trustee or the indenture trustee, as applicable, of written notice of the failure from not less than 25% of the outstanding amount of the notes;

•

any failure by the servicer (or the depositor, as long as AHFC is the servicer) to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 90 days after the giving of written notice of the failure to (a) the servicer or the depositor, as the case may be, by the owner trustee or the indenture trustee, as applicable, or (b) the servicer or the depositor, as the case may be, and the owner trustee or the indenture trustee by the holders of notes evidencing not less than 25% of the outstanding amount of the notes;

•

the occurrence of an Insolvency Event (as defined in the attached prospectus) of the servicer (or the depositor, as long as AHFC is the servicer); and

•

any failure by the servicer to deliver any information, report, certification, attestation or accountants' letter when and as required under the sale and servicing agreement, which continues unremedied for ten calendar days.

‘‘Servicing Fee’’ means, with respect to each Collection Period, the Servicing Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, in the case of the first Payment Date, the Pool Balance as of the Cutoff Date.

‘‘Servicing Rate’’ means one-twelfth of 1.00%.

‘‘Specified Reserve Fund Balance’’ means, with respect to any Payment Date, an amount equal to [__]% of the Initial Pool Balance; except that, if on any Payment Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds [__]% or (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds [__]%, then the Specified Reserve Fund Balance will be an amount equal to a specified percentage of the Pool Balance as of the last day of the immediately preceding Collection Period. Such percentage shall be determined by deducting from [__]% the following fraction, expressed as a percentage: (a) one minus (b) a fraction, the numerator of which is the outstanding principal amount of the notes and the outstanding principal amount of the certificates with respect to the current Payment Date and the denominator of which is the Pool Balance. Notwithstanding the foregoing, in no event will the Specified Reserve Fund Balance be more than the then outstanding principal amount of the notes and the then outstanding principal amount of the certificates. As of any Payment Date, the amount of funds actually on deposit in the reserve fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

[“Subordinate Swap Termination Payment” means any Swap Termination Payment resulting from a Swap Termination where the Swap Counterparty is the Defaulting Party or sole Affected Party (as defined in the Swap Agreement) other than Swap Terminations arising from a Tax Event or Illegality (each as defined in the Swap Agreement).]

[“Swap Agreement” means the 1992 Master Agreement between the trust and the Swap Counterparty, as modified to reflect the transactions described in this prospectus supplement.]

[“Swap Counterparty” means [__________]]

[“Swap Event of Default” means the occurrence of an “Event of Default” under the Swap Agreement, as defined in the Swap Agreement.]

[“Swap Termination” means the occurrence of an “Early Termination Date” under the Swap Agreement, as defined in the Swap Agreement.]

[“Swap Termination Event” means the occurrence of a “Termination Event” under the Swap Agreement, as defined in the Swap Agreement.]

[“Swap Termination Payment” means, the termination payment that the trust or the Swap Counterparty may be liable to make to the other upon the occurrence of a Swap Termination, in some cases regardless of which of such parties may have caused such termination.]

‘‘Yield Supplement Amount’’ means the aggregate amount by which one month’s interest on the principal balance, as of the first day of the related Collection Period, of each Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) at a rate equal to the Required Rate, exceeds one month’s interest on such principal balance at the APR of each such Receivable.

‘‘Yield Supplement Withdrawal Amount’’ means the lesser of (1) the amount on deposit in the yield supplement account and (2) the sum of (A) the Yield Supplement Amount, and (B) after giving effect to the withdrawal of the Yield Supplement Amount, the amount by which the amount on deposit in the yield supplement account exceeds the maximum amount required to be on deposit therein on the immediately succeeding Payment Date.

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered class A notes (the ‘‘Global Securities’’) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of The Depository Trust Company (‘‘DTC’’) or, upon request, through Clearstream Banking, société anonyme (‘‘Clearstream, Luxembourg’’) or the Euroclear System (‘‘Euroclear’’). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices of prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘‘lock-up’’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and depositor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year of twelve 30-day months or a 360-day year and the actual number of days in the accrual period, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system’s customary procedures;

(2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

(2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific advice regarding your holding and disposing of the Global Securities.

Exemption for Non-U.S. Persons—Form W-8BEN. A beneficial owner of Global Securities that is a Non-U.S. Person whose income is not effectively connected with the conduct of a trade or business within the United States by the Beneficial Owner (other than an intermediary, withholding partnership or withholding trust), as defined below, can obtain a complete exemption from the withholding tax by providing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding  (or, in the case of a government entity, a form W-8EXP). Generally, a W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year absent a change in information. A Form W-8BEN provided with a U.S. Taxpayer Identification Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. If the information shown on form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by providing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries—Form W-8BEN. A Non-U.S. Person (other than an intermediary, withholding partnership or withholding trust) may generally claim treaty benefits by providing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year, absent a change in information. A Form W-8BEN provided with a U.S. Taxpayer Identification Number, however, is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons—Form W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer’s Request for Taxpayer Identification Number and Certification.

A ‘‘U.S. Person’’ is:

(1) a citizen or resident of the United States;

(2) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purpose) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

A ‘‘Non-U.S. Person’’ is any person who is not a U.S. Person.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Prospectus

J.P. Morgan Acceptance Corporation I

Depositor

Asset Backed Securities

(Issuable in Series)

________________

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp. or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities.  The securities may be in the form of asset-backed certificates or asset-backed notes.  Each issue of securities will have its own series designation.

Each series of securities will:

•

be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities; and

•

consist of one or more classes of securities.

Each class of securities:

•

will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

•

may be senior or subordinate in right of payment to other classes; and

•

may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

[        ], 2008

Important Notice About Information Presented In This Prospectus
and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)

this prospectus, which provides general information, some of which may not apply to your series of securities and

(b)

the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  There is a Glossary on page 126 where you will find definitions of the capitalized terms used in this prospectus.  The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Page

Risk Factors

4

Yield is Sensitive to Rate of Principal Prepayment

4

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate

Your Investment

5

Protection Against Losses is Limited Since Securities Will Receive Payments Only From

Specified Sources

5

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls

in Proceeds Payable on a Loan

6

You Could Be Adversely Affected By Violations of Consumer Protection Laws

8

You Could Be Adversely Affected By Violations of Environmental Laws

8

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related

Securities

9

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the

Securities

9

Risks Related to Loans with Interest-only Payments

9

High Balance Loans Increase Risk of Default

10

Simultaneous Second Lien Risk

10

Geographic Concentration of Loans Could Adversely Affect Your Investment

10

Military Action and Terrorist Attacks May Impact the Return on Your Security

10

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

11

Bankruptcy and Insolvency Risks

11

Borrower May be Unable to Make Balloon Payment

11

High Loan-to-Value Ratios Increase Risk of Loss

12

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May

Have Higher Expected Delinquencies

12

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the

Loans

13

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the

Securities

13

Risks Related to the Residual Interest Securities

13

The Trust Fund

14

General

14

The Loans

16

Underwriting Standards

20

Modification of Loans

21

Agency Securities

21

Private Mortgage-Backed Securities

26

Representations by Sellers or Originators; Repurchases

28

Substitution of Trust Fund Assets

30

Use of Proceeds

30

The Depositor

30

The Sponsor

31

General

31

Securitization Activities of the Sponsor

31

Description of the Securities

32

General

32

Distributions on Securities

34

Advances

35

Reports to Securityholders

36

Categories of Classes of Securities

38

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

40

Book-Entry Registration of Securities

46

Exchangeable Securities

48

Purchase Obligations

51

Mandatory Auctions

51

Credit Enhancement

51

General

51

Subordination

52

Letter of Credit

53

Insurance Policies, Surety Bonds and Guaranties

53

Over-Collateralization

53

Spread Account

54

Reserve Accounts

54

Pool Insurance Policies

55

Cross-Collateralization

57

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

57

Derivative Products

57

Yield and Prepayment Considerations

57

The Agreements

60

Servicing

60

Assignment of the Trust Fund Assets

60

No Recourse to Sellers, Originators, Depositor or Master Servicer

63

Payments on Loans; Deposits to Security Account

63

Pre-Funding Account

65

Hazard Insurance

66

Realization Upon Defaulted Loans

68

Servicing and Other Compensation and Payment of Expenses

69

Evidence as to Compliance

69

Matters Regarding the Master Servicer and the Depositor

70

Events of Default; Rights Upon Event of Default

70

Amendment

73

Termination; Optional Termination

74

The Trustee

74

The Securities Administrator

74

Material Legal Aspects of the Loans

75

General

75

Foreclosure/Repossession

76

Environmental Risks

78

Rights of Redemption

79

Anti-deficiency Legislation and Other Limitations on Lenders

79

Due-on-Sale Clauses

80

Enforceability of Prepayment and Late Payment Fees

81

Applicability of Usury Laws

81

The Contracts

81

Installment Contracts

83

Servicemembers Civil Relief Act

84

Junior Mortgages; Rights of Senior Mortgagees

84

Commercial Loans

85

The Title I Program

86

Consumer Protection Laws

89

Material Federal Income Tax Consequences

90

General

90

Taxation of Debt Securities

91

Taxation of the REMIC and Its Holders

96

REMIC Expenses; Single Class REMICS

96

Taxation of the REMIC

97

Taxation of Holders of Residual Interest Securities

98

Administrative Matters

102

Tax Status as a Grantor Trust

102

Sale or Exchange

104

Miscellaneous Tax Aspects

104

Tax Treatment of Foreign Investors

105

Tax Characterization of the Trust Fund as a Partnership

106

Tax Consequences to Holders of the Notes

106

Tax Consequences to Holders of the Certificates

108

State Tax Considerations

112

ERISA Considerations

112

General

112

Prohibited Transactions

113

Plan Asset Regulation

114

Prohibited Transaction Class Exemption 83-1

114

The Underwriter’s Exemption

116

Insurance Company Purchasers

118

Consultation with Counsel

118

Legal Investment

118

Method of Distribution

120

Legal Matters

121

Financial Information

121

Rating

121

Where You Can Find More Information

122

Incorporation Of Certain Documents By Reference

122

Static Pool Information

124

Glossary

124

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

Yield is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  The rate of principal payments will be affected by:

•

the amortization schedules of the loans;

•

the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

•

refinancing by borrowers;

•

liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

•

repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

•

the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

•

the exercise of any right of optional termination; and

•

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

•

prevailing market interest rates for the particular asset;

•

local and national interest rates;

•

homeowner mobility; and

•

the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease.  Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans.  Please consider the following:

•

if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

•

if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

•

if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

•

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

•

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities.  We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities.  There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss.  Consequently, at a time when you desire to sell your securities, you may not be able to do so.  Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.  The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.  The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement.  In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.  Once released, those assets will no longer be available to make payments to securityholders.

The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them.  The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets.  Those representations and warranties will be described in the related prospectus supplement.  The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset.  There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made.  Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities.  If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities.  However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full.  Third party providers of credit enhancement such as insurance policies or derivative agreements could default.  In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party.  Credit enhancement may therefore be limited in coverage and in amount.  It may also include the credit risk of a third party like an insurer.  The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a Loan

•

Decline in Property Values May Increase Loan Losses.  Your investment may be adversely affected by declines in property values.  If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss.  A decline in property values could extinguish the value of a mortgagee’s interest in a property and, thus, reduce proceeds payable to the securityholders.

•

Delays Due to Liquidation Procedures.  Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made.  As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount.  Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.  As a result, you may experience delays in receipt of moneys payable to you.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

We refer you to “Material Legal Aspects of the Loans—Anti-Deficiency Legislation and other Limitations on Lenders” for additional information.

•

Junior Liens Satisfied After Senior Liens.  The trust may contain loans that are in a junior lien position.  Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied.  In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender.  As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust’s ability as a practical matter to foreclose on any junior mortgage will be limited.  In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

•

Regulated by Consumer Protection Laws.  Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers.  Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.  Any limit on the master servicer’s or servicer’s ability to collect interest or principal on a loan may result in a loss to you.

The loans may also be governed by federal laws relating to the origination and underwriting of loans.  These laws:

•

require specified disclosures to the borrowers regarding the terms of the loans;

•

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

•

regulate the use and reporting of information related to the borrower’s credit experience;

•

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to enumerated events;

•

permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•

limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans.  The trust also could be exposed to damages and administrative enforcement.  In either event, losses on your investment could result.

We refer you to “Material Legal Aspects of the Loans” for additional information.

•

Non-Owner Occupied Properties.  The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

Some pools may include a small portion of commercial mortgage loans.  Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss.  The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor.  The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them.  A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property.  By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor.  Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

See “Material Legal Aspects of the Loans” for additional information.

You Could Be Adversely Affected By Violations of Environmental Laws

Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, a lien to assure cleanup has priority over the lien of an existing mortgage.  In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property.  Those costs could result in a loss to the securityholders.

We refer you to “Material Legal Aspects of the Loans—Environmental Risks” for additional information.

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders.  As a result, you may not receive the full amount of interest and principal due on your security.

If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers.  If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund.  The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times.  As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates.  The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities.  It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities.  In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

Risks Related to Loans with Interest-only Payments

If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans.  If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

If the monthly payment after the interest-only term is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

High Balance Loans Increase Risk of Default

If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

Simultaneous Second Lien Risk

The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

Geographic Concentration of Loans Could Adversely Affect Your Investment

The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund.  Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans.  Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

Military Action and Terrorist Attacks May Impact the Return on Your Security

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time.  You should consider the possible effects on delinquency, default,loss and prepayment experience of the loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Relief Act or comparable state law.  Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

•

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

•

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

•

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities—Book-Entry Registration of Securities” in this prospectus.

Bankruptcy and Insolvency Risks

Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law.  However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the securities.  If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity.  There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Borrower May be Unable to Make Balloon Payment

If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on the borrower’s ability to:

•

timely refinance the loan; or

•

timely sell the related mortgaged property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

•

the level of available mortgage rates at the time of sale or refinancing;

•

the borrower’s equity in the related residential property;

•

the financial condition of the borrower; and

•

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

High Loan-to-Value Ratios Increase Risk of Loss

If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%.  Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below.  Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property.  Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing.  Historically, subprime borrowers pay higher rates of  interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines.  Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above.  In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties.  You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date.  In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable.  Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

Risks Related to the Residual Interest Securities

The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual interest securityholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that the residual interest securityholders will receive distributions from the trust.  Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC’s income includible by the holders of the Residual Interest Securities will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.  Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities”.

The Trust Fund

General

The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund.  The trust fund for each series will be held by the trustee for the benefit of the related securityholders.  For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement.  The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the “Assets”):

(a)

residential mortgage loans, including

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mortgage loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

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closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

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home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one  to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

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manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

(b)

commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

(c)

mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

(d)

privately issued mortgaged-backed securities representing interests in any of the above asset types; and

(e)

all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date.  The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor.  The sponsor may be an affiliate of the depositor.  Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under “The Loans—Underwriting Standards” or otherwise in accordance with the standards set forth in the prospectus supplement.  The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series.  The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services.  See “The Agreements.” With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

As used in this prospectus, “agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.  No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities.  No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “The Trust Fund—Representations by Sellers or Originators; Repurchases” and “The Agreements—Servicing” and “—Assignment of the Trust Fund Assets”, and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans.  Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under “Description of the Securities—Advances.”

The following is a brief description of the assets expected to be included in the trust funds.  If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities.  A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities.  If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement.  However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

The Loans

General.  Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.  If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes.  As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA.  The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month.  However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.  In addition, payments may be due on any day during a month.  The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

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Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations.  As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods.  Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.  Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

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Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due on maturity—a balloon payment.  Principal may include interest that has been deferred and added to the principal balance of the loan.

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Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.  Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

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Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods.  Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property.  Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

•

The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan.  A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies.  The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period.  If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased.  The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties.  Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement.  As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes.  The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties.  The properties relating to loans will consist primarily of detached or semi-detached one-  to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units—single-family properties—or mixed-use properties.  Any mixed-use property will be predominantly one-  to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses.  Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties.  In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement.  The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.  The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.  Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (1) the making of a representation by the borrower at the loan’s origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower’s mailing address.

Home Equity Loans.  As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan.  Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment.  The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.  If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

Home Improvement Contracts.  The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business.  The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.  As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements.  The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement.  The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

Manufactured Housing Contracts.  The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business.  As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement.  Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value.  Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Commercial Loans.  The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets.  The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.  The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property.  Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.  It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space.  Multifamily leases tend to be relatively short-term (i.e., one to five years).  Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation.  Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services.  Tenant leases may have a base rent component and an additional component tied to sales.  Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers.  Some retail properties have anchor tenants or are located adjacent to an anchor store.  While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property.  Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores.  Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

Additional Information.  Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

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the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

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the type of property securing the loan—e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

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the original terms to maturity of the loans,

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the largest principal balance and the smallest principal balance of any of the loans,

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the earliest origination date and latest maturity date of any of the loans,

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the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

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the loan interest rates or range of loan interest rates borne by the loans,

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the maximum and minimum per annum loan interest rates, and

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the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.  If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.  To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

Underwriting Standards.  The loans will be acquired by the depositor, either directly or through affiliates, from the sellers.  The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund.  The underwriting standards for loans of a particular series will be described in the related prospectus supplement.  Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.  As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement.  Variations in maximum loan amount limits will be permitted based on compensating factors.  Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in this prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Modification of Loans

The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.  However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

Ginnie Mae.  Ginnie Mae is a wholly-owned corporate instrumentality of HUD.  Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans.  Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans.  Each mortgage loan of this type is secured by a one-  to four-family residential property or a manufactured home.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate.  Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years).  Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate.  In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan.  The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due.  Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate.  Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans.  No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae.  Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages.  In so doing, it expands the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities.  The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated.  Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae.  Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

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fixed-rate level installment conventional mortgage loans;

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fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

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adjustable rate conventional mortgage loans; or

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adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program.  Each of those mortgage loans will be secured by a first lien on a one-  to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee.  Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.  Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool.  Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month.  With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac.  Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.  Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement.  A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.  Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group.  Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal.  Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.  Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.  In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac.  Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.  For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates.  Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities.  Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement.  Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities.  If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.  The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement.  If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General.  Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool.  Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus.  Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement.  That agreement will have appointed a trustee to act for the benefit of the PMBS holders.  The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security.  Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts.  If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor.  If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

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will be acquired in the secondary market and not pursuant to an initial offering of the securities,

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the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

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will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust.  Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer.  The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans.  As described in the prospectus supplement,

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no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

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the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

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the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

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the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities.  Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

Additional Information.  The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

(1)

the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

(2)

characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

(3)

the maximum original term-to-stated maturity of the private mortgage-backed securities;

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the weighted average term-to-stated maturity of the private mortgage-backed securities;

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the pass-through or certificate rate of the private mortgage-backed securities;

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the weighted average pass-through or certificate rate of the private mortgage-backed securities;

(7)

the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

(8)

characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

(9)

the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

(10)

the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator.  Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

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The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

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Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney’s certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

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The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

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Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

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There were no delinquent tax or assessment liens against the property;

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No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

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Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

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The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

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The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

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The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

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All provisions of any primary mortgage insurance policies have been and are being complied with; and

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The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates.  Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan.  Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller.  However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.  If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan.  If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.  If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.  The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate.  See “Description of the Securities—General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan.  This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.  However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under “The Agreements—Assignment of Trust Fund Assets.”

Substitution of Trust Fund Assets

Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete.  The period during which the substitution will be permitted will be indicated in the related prospectus supplement.  Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets.  The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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to purchase the related trust fund assets;

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to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

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to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under “Credit Enhancement”.

The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust with respect to each series of securities.  The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017.  As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust.  Its telephone number is (212) 270-8863.

The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation.  The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund.  The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities.  The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

The depositor will have limited obligations with respect to a series of securities.  The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund.  The depositor will also assign to the trustee for the related series the depositor’s rights with respect to those representations and warranties.  See “The Agreements  -Assignment of the Trust Fund Assets.”  In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee’s securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

The depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

The Sponsor

General

Unless otherwise specified in the prospectus supplement, J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the trust fund.  Any other entity that acts as sponsor instead of J.P. Morgan Mortgage Acquisition Corp. will be described in the related prospectus supplement.  A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2007, 2006 and 2005, JPMAC securitized approximately $21,661,466,182, $40,639,100,533 and $24,053,832,713 of residential mortgages, respectively.  No securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

Through its affiliates, JPMAC services and master services loans.  If specified in the prospectus supplement, a trust may include loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor.  In consideration for the Assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the Assets.

Pursuant to the agreement conveying Assets from JPMAC to the depositor, JPMAC may make representations and warranties regarding the Assets.  If it is later determined that the Assets fail to conform to the specified representations and warranties, JPMAC may have an obligation to repurchase such Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Assets.  To the extent Assets being securitized have been originated by third parties, JPMAC will generally obtain appropriate representations and warranties from such third parties upon the acquisition of such Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See The Trust Fund — Representations by Seller or Originators; Repurchases”.

Description of the Securities

Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee.  A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.  Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement.  A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.  A series of securities may consist of both notes and certificates.  The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund.  The following are descriptions of the material provisions which may appear in any of the above agreements.  The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.  The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement.  If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund.  If the securities are notes, they will be debt obligations secured by the assets of the related trust fund.  The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.  However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor.  In general, the securities will not represent obligations of the depositor or any affiliate of the depositor.  A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement.  Each trust fund will consist of, to the extent provided in the related agreement:

•

the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

•

the assets that from time to time have been deposited in the related security account, as described in this prospectus under “The Agreements—Payments on Loans; Deposits to Security Account”;

•

property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•

any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Each series of securities will be issued in one or more classes.  Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets.  A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets.  In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement.  Each class of notes of a series will be secured by the related trust fund assets.  A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series.  A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” and in the related prospectus supplement.  One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest.  Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement.  The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement.  Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement.  Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code.  See “ERISA Considerations.” Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans.  The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.  If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee’s acceptance of the security.

As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code.  The related prospectus supplement will specify whether a REMIC election is to be made.  Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.  As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement.  If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Internal Revenue Code.  All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Internal Revenue Code.  As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes.  The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series.  See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account.  As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.  The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

Available Funds.  All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement.  Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.  Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

Distributions of Interest.  Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement.  In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement.  To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement.  The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled.  Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security.  The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

Distributions of Principal.  The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal.  The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement.  Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.  Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities.  See “Credit Enhancement—Subordination.”

Unscheduled Distributions.  If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement.  If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date.  Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may.  The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.  The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.  In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.  In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses.  If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date.  Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement.  Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above.  To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis.  Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement.  The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer.  If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.  See “—Distributions on Securities” above.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

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the amount of the distribution allocable to interest and how it was calculated;

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the amount of any unpaid interest shortfall;

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the amount of any advance;

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the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

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the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

•

the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

•

the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

•

the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

•

the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

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the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

•

with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

•

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•

the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

•

if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

•

the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•

any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement.  The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes.  Classes of securities, in general, fall into different categories.  The following chart identifies and generally describes the more typical categories.  The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities

A class consisting of components.  The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class.  Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Lockout/NAS Securities

A class that will not be entitled to payments of principal for a specified number of distribution dates following the related closing date.

Notional Amount Securities

A class having no principal balance and bearing interest on a notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of securities may be subdivided into different categories—e.g., primary planned principal classes, secondary planned principal classes and so forth—having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support Class

A class of senior securities that will be allocated any realized losses that would otherwise be allocated to the related Super Senior Class until the principal balance of such Senior Support Class has been reduced to zero.

Sequential Pay Class

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the underlying trust fund assets.

Super Senior Class

A class of senior securities for which any realized losses that would otherwise be allocated to such class will instead be allocated to the related Senior Support Class until the principal balance of such Senior Support Class has been reduced to zero.

Support Class or Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or TACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate

A class with an interest rate that is fixed throughout the life of that class.

Floating Rate

A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement.  Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate

A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments—e.g., the loan rates borne by the underlying loans.

Auction Rate

A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only

A class that receives some or all of the interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only

A class that does not bear interest and is entitled to receive distributions in respect of principal only.

Partial Accrual

A class that accretes a portion of the amount of accrued interest with respect to that class.  The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class.  This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual

A class that accretes the full amount of accrued interest with respect to that class.

The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date.  This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period.  On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market.  The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc.  Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750.  In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

LIBOR will be established as follows:

(a)

If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b)

If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c)

If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London.  If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period.  The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District.  The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.  If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District.  The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.  The major components of funds of Eleventh District member institutions are:

•

savings deposits,

•

time deposits,

•

FHLBSF advances,

•

repurchase agreements, and

•

all other borrowings.

Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.  Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities.  Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published.  Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings.  In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin.  Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000.  In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date.  On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month.  If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS.  Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988.  If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month.  In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities.  A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement.  As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the “constant maturity” specified in that prospectus supplement or (2) if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519).  Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244.  If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve.  This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York.  This method provides a yield for a given maturity even if no security with that exact maturity is outstanding.  In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period.  As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date.  If a prime rate range is given, then the average of the range will be used.  In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period.  The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading “Federal Funds Rate”. The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

•

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

•

If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the “CMT Rate”), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period.  The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.,” under the column for:

•

if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

•

if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•

If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•

If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

•

If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities—the security owners—will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems.  The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear.  Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security.  Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC.  Security owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants.  While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities.  Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners.  Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus.  Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.  Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day.  Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with the DTC rules.  Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Clearstream Banking is a duly licensed bank organized as a “societe anonyme”, limited company, under the laws of Luxembourg.  Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars.  Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Banking interfaces with domestic markets in several countries.  As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute.  Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative.  The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “—Tax Consequences to Holders of the Notes—Backup Withholding.” Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities.  Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC’s relevant rules and procedures.  DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities.  Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

•

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•

the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and

•

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

•

An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

•

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•

A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Purchase Obligations

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund.  Each purchase obligation will be payable directly to the holders of the related securities.  The purchase obligations will not be an asset of any trust fund.  or a part of the securities.  Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

Mandatory Auctions

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors.  The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest.  The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.  Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing.  Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement.  Protection may also be afforded to the holders of senior securities of a series by:

•

reducing the ownership interest, if applicable, of the related subordinated securities;

•

a combination of the immediately preceding sentence and the above; or

•

another method described in the related prospectus supplement.

If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement.  The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement.  If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities.  Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement.  Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement.  Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

•

in the order of their scheduled final distribution dates;

•

in accordance with a schedule or formula;

•

in relation to the occurrence of events; or

•

by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement.  Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities.  If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.  The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  See “The Agreements—Termination; Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•

maintaining timely payments or providing additional protection against losses on the trust fund assets;

•

paying administrative expenses; or

•

establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.  A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series.  The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

The reserve account for a series will be funded:

•

by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

•

by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

•

in any other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

(1)

obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

(2)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(3)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(4)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

(5)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(6)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

(7)

repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

(8)

securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

(9)

interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

(10)

short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument.  If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable.  In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series.  If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity.  Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund.  The insurer issuing the pool insurance policy will be named in that prospectus supplement.

Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool.  Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies.  As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series.  The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.  Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

The pool insurance policy may provide that no claims may be validly presented unless:

•

any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•

hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•

if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•

the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications.  A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s or originator’s representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator.  No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities.  In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund.  Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.  Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement.  The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds.  If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

•

maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

•

paying administrative expenses; or

•

establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities.  A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund.  The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool.  Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool.  The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties.  The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted.  Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.  Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing.  Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans.  On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.  The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.  Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.  Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related loan.  See “Material Legal Aspects of the Loans—Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans.  It is possible that borrowers may fail to make the required periodic payments.  In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property.  FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively.  Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates.  As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “The Agreements— Collection Procedures” and “Material Legal Aspects of the Loans” for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years.  In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates.  Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates.  However, there can be no assurance that the preceding sentence will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month.  In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment.  If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.  Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt.  In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month.  In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur.  An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed.  Foreclosure actions may require several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans.  In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities.  In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities.  See “The Agreements—Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

The Agreements

Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus.  The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement.  Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Servicing

Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus  supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers.  In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement.  While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the sub-servicing agreement.  Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Assignment of the Trust Fund Assets

Assignment of the Loans.  At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement.  The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.  Each loan will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee’s custodian as to each mortgage loan or home equity loan, among other things:

(1)

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

(2)

the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

(3)

an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

(4)

the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans.  Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS®, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract.  In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral.  If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated.  See “Material Legal Aspects of the Loans—The Contracts.”

Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders.  If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.  Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation.  Although the master servicer may be obligated to enforce the obligation to the extent described above under “The Trust Fund—Representations by Sellers or Originators; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement.  Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

As described above under “—Assignment of the Trust Fund Assets,” the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse.  However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under “—Assignment of the Trust Fund Assets” and under “The Trust Fund—Representations by Sellers or Originators; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

•

maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

•

an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

•

an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

•

an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments.  A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments.  The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized.  The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

•

all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

•

all payments on account of interest on the loans, net of applicable servicing compensation;

•

all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•

all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under “The Trust Funds—Representations by Sellers or Originators; Repurchases” or under “—Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “—Termination; Optional Termination” below;

•

all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•

all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

•

to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

•

to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

•

to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

•

to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

•

to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

•

to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

•

to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

•

to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account.  Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date.  The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series.  Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date.  The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period.  Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.  Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement.  The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series.  The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied.  It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series.  Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.  Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement.  Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.  The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above.  The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls.  Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans.  Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement.  Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement.  To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Hazard Insurance

Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located.  Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.  All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures will be deposited in the related security account.  In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy.  Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive.  If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.  Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.  If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above.  See “Credit Enhancement.”

In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.  If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement.  In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan.  In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.  Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan.  See “Credit Enhancement.”

In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

•

first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

•

second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

•

third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

•

fourth, as a recovery of principal of that loan.

The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

General.  The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it.  However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.  Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property.  While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement.  Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

Primary Mortgage Insurance Policies.  If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.  Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property.  The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

FHA Insurance; VA Guaranties.  Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended.  In addition to the Title I Program of the FHA, see “Material Legal Aspects of the loans—The Title I Program,” some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-  to four-family housing units and the FHA 245 graduated payment mortgage program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-  to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration.  However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement.  The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund.  In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement.  Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law.  The master servicer may, however, be removed from its obligations and duties as set forth in the agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability.  The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders.  In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

Events of Default; Rights Upon Event of Default

Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

•

failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

•

any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

•

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

•

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement.  The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets.  Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement.  Pending the appointment, the trustee is obligated to act in that capacity.  The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

Indenture.  Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

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a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

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events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

•

any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately.  That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

(a)

the holders of 100% of the voting interests of the notes of that series consent to the sale;

(b)

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

(c)

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66  2/3% of the voting interests of the notes of that series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.  So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.  The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.  Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Amendment

Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

•

to cure any ambiguity;

•

to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

•

to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.  In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated.  In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding.  If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement.  In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement.  The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series.  Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets at the purchase price described in the related prospectus supplement, causing the retirement of the related series of securities.  However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

Indenture.  The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series.  In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each applicable agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a commercial bank, savings and loan association or trust company.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of securities.

Material Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans.  Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located.  Deeds of trust are used almost exclusively in California instead of mortgages.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid.  The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives.  A portion of the loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed under “—Foreclosure/ Repossession” below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons.  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.  In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  Judicial foreclosure proceedings are often not contested by any of the parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available.  If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.

Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.  See “—Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may subject the lender to unforeseen environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up.  In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator.  CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators.  However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest—the “secured creditor exclusion”—but without “participating in the management” of the property.  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender.  It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower.  The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.  The costs associated with environmental cleanup may be substantial.  It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA.  The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks.  It also endorsed EPA’s lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA.  Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale.  As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.  Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party.  Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states.  For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable.  However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.  Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans.  Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties.  Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.  The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.  Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980.  The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

General.  The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund’s ownership of the contracts.  The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped.  With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

Security Interests in Home Improvements.  The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  The purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in that home improvement must generally be perfected by a timely fixture filing.  In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.  So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful”—i.e., without breach of the peace—or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes.  The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states.  With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws.  The so-called “Holder-in-Due Course” rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor.  The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws.  Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions.  The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts.  Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower’s loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service.  It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans.  Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders.  The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status.  Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service.  Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor.  This action would in turn cause the junior mortgagee’s lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Commercial Loans

The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units.  Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default.  Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the mortgagee’s interest in rents may depend on whether the mortgagor’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the mortgagee’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan.  If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question.  For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements.  Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.  Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants.  Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

The Title I Program

General.  Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans.  The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account.  The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans.  A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating loans, which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.  With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties.  With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income.  The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan.  The note must contain a provision permitting full or partial prepayment of the loan.  The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method.  The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation.  The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses.  This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs.  If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.  In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

Requirements for Title I Loans.  The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan.  Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days.  A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000.  Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application.  The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities.  With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower.  The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.  Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract.  The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments.  The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay.  Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations.  The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.  The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination.  If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA.  The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so.  Origination and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program.  The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan.  However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I.  Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency.  The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance.  If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased.  Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan.  Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings.  If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.  If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note.  If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment.  The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account.  The claimable amount is equal to 90% of the sum of:

(a)

the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

(b)

the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

(c)

the uncollected court costs;

(d)

the attorney’s fees not to exceed $500; and

(e)

the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund.  These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience.  Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them.  In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

Material Federal Income Tax Consequences

General

The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement.  The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws.  This summary focuses primarily upon investors who will hold securities as “capital assets”, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.  Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders of securities will vary depending on whether:

(1)

the securities of a series are classified as indebtedness;

(2)

an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

(3)

the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

(4)

the trust fund relating to a particular series of certificates is treated as a partnership.

McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that, for federal income tax purposes:

•

securities issued as notes will be treated as indebtedness;

•

securities issued as certificates will be treated as one of the following:

--  indebtedness;

--  beneficial ownership interests in the related trust fund or in its assets; or

--  “REMIC regular interests” or “REMIC residual interests”.

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under “—Taxation of the REMIC and Its Holders”.  Each prospectus supplement will specify which of these treatments applies to the securities being issued.  McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that REMIC “regular interests” will be treated as indebtedness issued by the REMIC.

In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that, for federal income tax purposes, each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.  Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

General.  If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

Interest and Acquisition Discount.  Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method.  Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

Debt Securities that are Compound Interest Securities—generally, securities all or a portion of the interest on which is not paid currently—will, and some of the other Debt Securities may, be issued with original issue discount.  The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the “OID regulations”) regulations issued thereunder on February 2, 1994.  A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price.  A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers.  If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date.  The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.  The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security.  The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.  Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest.  The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID.  However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities.  Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus.  In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID.  Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security.  For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years—i.e., rounding down partial years—from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security.  Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate.  Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

(1)

the interest is unconditionally payable at least annually at a “current value” of the index;

(2)

the issue price of the debt instrument does not exceed the total noncontingent principal payments;

(3)

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

(4)

the principal payments are not contingent.

In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

In addition, the IRS has issued regulations the (“Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments.  The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities.  Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6).  Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus.  However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of that OID.  The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.  In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period.  The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument.  The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.  The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption.  Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments.  If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests.  The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security’s issue price, to offset the OID by comparable economic accruals of portions of that excess.

Effects of Defaults and Delinquencies.  Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities.  It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities.  The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security.  However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any.  Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus.  Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments.  This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus.  See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities.  In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.  Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

Market Discount.  A purchaser of a security may be subject to the market discount rules of Sections 1276–1278 of the Code.  A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of “market discount”—generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price—will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized.  The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan.  A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

Premium.  A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method.  Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class.  If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium.  These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities.  Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.  Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount.  The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994.  If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election.  Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.   The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Taxation of the REMIC and Its Holders

General.  If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that the arrangement by which the securities of that series are issued will be treated as a REMIC.  At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as “regular interests” in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of “residual interests” in the REMIC will be treated as the “residual interest” in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied.  As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.  Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets.  If less than 95% of the REMIC’s assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

Status of Manufactured Housing Contracts.  The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as “single family residences” within the meaning of Code Section 25(e)(10) may be treated as “qualified mortgages” of the REMIC.

Under Section 25(e)(10), the term “single family residence” includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities.  In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day.  In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder”, including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other “miscellaneous itemized deductions” of the holder of a Regular Interest Security, exceed 2% of the holder’s adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).  The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder.  In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.  In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.  The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

Taxation of the REMIC

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.  As described above, the regular interests are generally taxable as debt of the REMIC.

The American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

Calculation of REMIC Income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments.  In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.  A holder of a Residual Interest Security that is an individual or a “pass-through interest holder”, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of that holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued.  That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount—i.e., under the constant yield method taking into account the Prepayment Assumption.  The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules.  See “Material Federal Income Tax Consequences—Taxation of Debt Securities” above.  However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

(1)

subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

(2)

subject to a limited exception, the sale or other disposition of a cash flow investment;

(3)

the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

(4)

the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day.  The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC.  To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount—if this occurs, it is likely that cash distributions will exceed taxable income in later years.  Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.  Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

Limitation on Losses.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which that loss arises.  A holder’s basis in a Residual Interest Security will initially equal that holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC.  The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

Distributions.  Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.  If the amount of a payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

Sale or Exchange.  A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange.  Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess Inclusions.  The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on that holder’s federal income tax return.  Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder’s excess inclusion income will be treated as unrelated business taxable income of that holder.  In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income.  If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to additional limitations.  See “—Tax Treatment of Foreign Investors.” The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period.  The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter.  The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded.  See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a “Disqualified Organization.” Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1–1399 of the Code, if that entity is not subject to tax on its unrelated business income.  Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security.  In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer.  In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

Under the REMIC Regulations, if a Residual Interest Security is a “noneconomic residual interest,” as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  A Residual Interest Security is a “noneconomic residual interest” unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC.  A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons.  See “—Tax Treatment of Foreign Investors.”

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation”, generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

A transfer of a noneconomic residual interest will not qualify under the “formula test” unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses.  For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest.  If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000.  The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder.  The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules.  Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General.  If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets.  In some series there will be no separation of the principal and interest payments on the loans.  In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans.  With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees.  In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest.  The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent “reasonable” compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services.  In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder’s regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).

Discount or Premium on Pass-Through Securities.  The holder’s purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities.  In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics.  To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount.  In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.  OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions.  Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security.  A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price, will be required to include accrued market discount in income in the manner set forth above.  See “—Taxation of Debt Securities; Market Discount” and “—Premium” above.

In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made.  That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities.  A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal.  Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan.  Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons.  For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules.  If the excess servicing fee is less than 100 basis points—i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities.  Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.  However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans.  Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement.  In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation.  The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder’s recognition of income.  If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions.  Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans.  In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.  The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances.  Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.  Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder’s tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium.  Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset.  The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security.  In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss.  In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder’s holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding.  Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities.  This withholding generally applies if the holder of a security

(1)

fails to furnish the trustee with its taxpayer identification number;

(2)

furnishes the trustee an incorrect taxpayer identification number;

(3)

fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

(4)

under some circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation.  Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any “reportable payments” during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.  Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.  These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations.  Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder.  They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule.  If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of.  The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.  Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.  Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes.  A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.  If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.  See “—Taxation of Holders of Residual Interest Securities—Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, will deliver an opinion to the effect that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes.  If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes—i.e.—any excess of the principal amount of the notes over their issue price—does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder’s method of tax accounting.  Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note.  It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a short-term note—with a fixed maturity date of not more than one year from the issue date of that note—may be subject to special rules.  An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular holder of a note will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Holders.  Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a “10 percent shareholder” of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.  A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.  If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note.  If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund.  If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests.  Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders.  For example, income to some tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership.  In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership.  However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund.  This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus.  The following discussion assumes that the certificates represent equity interests in a partnership.

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the trust fund will not be subject to federal income tax.  Rather, each holder of a certificate will be required to separately take into account that holder’s allocated share of income, gains, losses, deductions and credits of the trust fund.  The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans.  The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement—here, the trust agreement and related documents.  The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3)

prepayment premium payable to the holders of certificates for that month; and

(4)

any other amounts of income payable to the holders of certificates for that month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the trust fund will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates.  Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions.  Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis.  If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

Discount and Premium.  It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income.  However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase.  If so, the loan will have been acquired at a premium or discount, as the case may be.  As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

Section 708 Termination.  Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period.  If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated.  The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust fund does not expect to have any other assets that would give rise to special reporting requirements.  Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of that monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates.  The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had.  The tax basis of the trust fund’s assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election.  As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year.  The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1.  The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held.  That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund.  The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Holders of Certificates.  It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold.  The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.  In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder’s certification of nonforeign status signed under penalties of perjury.

The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business.  However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.  In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested.  Generally, ERISA applies to investments made by these Plans.  Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.  However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions

Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and “disqualified persons”, within the meaning of the Code, and “parties in interest”, within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies.  Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities—for example,

•

Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

•

PTCE 95-60, which exempts certain transactions by insurance company general accounts;

•

PTCE 91-38, which exempts certain transactions by bank collective investment funds;

•

PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

•

PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the securities for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the securities or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment.  Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

Plan Asset Regulation

The DOL has issued Plan Asset Regulations, which are final regulations defining the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code.  (29 C.F.R. §2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be “plan assets” so that any person who exercises control over those assets would be subject to ERISA’s fiduciary standards.  Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of that investment, any of the underlying assets of the entity.  However, the Plan Asset Regulations provide that, if a Plan acquires an “equity interest” in an entity that is neither a “publicly-offered security”—defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934—nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies.  If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan’s investment in the securities.  Those plan assets would include an undivided interest in any assets held by the trust fund.  In that event, the trustee and other persons, in providing services with respect to the trust fund’s assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund’s assets.

Under the Plan Asset Regulations, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question.  In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.  The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Prohibited Transaction Class Exemption 83-1

In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA’s prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of those certificates.  PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans.  If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the certificates at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all certificates, and at least 50% of all certificates are purchased by persons independent of the pool sponsor or pool trustee.  PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.  Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

The discussion in this and the next succeeding paragraph applies only to certificates.  The depositor believes that, for purposes of PTCE 83-1, the term “mortgage pool pass-through certificate” would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans.  It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a “mortgage pass-through certificate” for purposes of PTCE 83-1.

PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

(1)

the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

(2)

the existence of a pool trustee who is not an affiliate of the pool sponsor; and

(3)

a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus with respect to those certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan.  See “Description of the Securities” in this prospectus.  In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.  The trustee will not be affiliated with the depositor.

Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

The Underwriter’s Exemption

The DOL has granted to J.P. Morgan Securities Inc., as amended and restated by PTCE 2007-5, an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

Among the conditions that must be satisfied for the Exemption to apply are the following:

(1)

the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)

unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a “Designated Transaction”) the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

(3)

the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. and DBRS Limited or DBRS, Inc. (each a “Rating Agency”);

(4)

the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

(5)

the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person’s services under the related agreement and reimbursements of that person’s reasonable expenses in connection with providing those services; and

(6)

the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust fund must also meet the following requirements:

(a)

the investment pool must consist solely of assets of the type that have been included in other investment pools;

(b)

securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan’s acquisition of the securities; and

(c)

securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the securities.

The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption.  Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits the trust fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption.  In the event securityholders receive payments under interest swap agreements, these conditions will be described in the related prospectus supplement.

An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract that supplements the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”).  If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Cap Agreement may only be held as an asset of the trust fund with respect to securities purchased by a Plan if it meets the following conditions:

(1)

the Cap Agreement is denominated in U.S. dollars;

(2)

the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

(3)

payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

(4)

the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

the Cap Agreement is entered into between the trust fund and an “eligible counterparty.”  An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

(6)

the notional amount does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

(1)

neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

(2)

the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

(3)

in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

(4)

a Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

(5)

immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

Insurance Company Purchasers

Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000.  The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets.  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund.  Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute “mortgage related securities” (“SMMEA Securities”) for  purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

As “mortgage related securities”, the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for “mortgage related securities”, but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. ss. 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered securities will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities.  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”, should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the offered securities as “mortgage related securities,” no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Method of Distribution

The securities offered by this prospectus and by the related prospectus supplement will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase.  If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement.  In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities.  That underwriter may act as principal or agent in those transactions.  Those transactions will be at prices related to prevailing market prices at the time of sale.

The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

The securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement.  Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

Legal Matters

The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.  In the case where the trust fund is formed as a statutory business trust, the trust’s financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency’s assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement.  The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities.  The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each security rating should be evaluated independently of any other security rating.  The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series.  The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class.  There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans.  No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans.  If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties.  In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Where You Can Find More Information

The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus.  This prospectus is part of the registration statement, but the registration statement includes additional information.  You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20548.  In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed.  The internet address of this site is http://www.sec.gov.  You may obtain more information on the operation of the SEC’s public reference facility by calling the SEC at 1-800-SEC-0330.

Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934.  The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC.  The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued.  All reports filed with the SEC for each trust may be obtained through the SEC’s public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under “The Depositor” in this prospectus.

Incorporation Of Certain Documents By Reference

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor on Form 8-K or Form 10-D pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

Static Pool Information

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

Glossary

Whenever used in this prospectus, the following terms have the following meanings:

“401(c) Regulations” means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compound Interest Securities” means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under “Description of the Securities—Categories of Classes of Securities”.

“Contingent Regulations” means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

“Debt Securities” means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

“DOL” means the Department of Labor.

“Eligible Corporation” means a domestic C corporation that is fully subject to corporate income tax.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

“FHA Loan” means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

“Interest Weighted Security” means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

“JPMAC” means J.P. Morgan Mortgage Acquisition Corp.

“JPMorgan” means J.P. Morgan Securities Inc.

“OID” means with respect to any security, “original issue discount” under the Code with respect to the issuance of that security.

“Parties in Interest” means, collectively, “disqualified persons” within the meaning of the Code and “parties in interest” under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

“Pass-Through Security” means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

“Pay-Through Security” means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

“Plan” means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

“Plan Asset Regulations” means the final regulations issued by DOL that define the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

“Prepayment Assumption” means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

“Property Improvement Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Ratio Stripped Securities” means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

“Regular Interests” or “Regular Interest Securities” means securities that are designated as “regular interests” in a REMIC in accordance with the Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“Residual Interests” or “Residual Interest Securities” means securities that are designated as “residual interests” in a REMIC in accordance with the Code.

“Restricted Group” means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

 “Stripped Security” means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

“Title I Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Title I Programs” means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

“VA Loan” means a mortgage loan partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

HONDA AUTO RECEIVABLES 20[__]-[_] OWNER TRUST
Issuing Entity

$[__________]

Asset Backed Notes, Series 20[__]-[_],

$[__________] Class A-1 Notes
$[__________] Class A-2 Notes
$[__________] Class A-3 Notes
$[__________] Class A-4 Notes

AMERICAN HONDA RECEIVABLES CORP.
Depositor

AMERICAN HONDA FINANCE CORPORATION
Sponsor, Originator, Servicer and Administrator

PROSPECTUS SUPPLEMENT

Joint Bookrunners

[_____________]
[____________________]

Co-Managers

[__________]
[__________]
[__________]

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the depositor or the receivables since the date thereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until [________, 20___] (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

SEC Registration Fee

$1,682,899.81

Trustee's Fees and Expenses

          $25,000.00

Printing and Engraving

           $10,000.00

Legal Fees and Expenses

           $100,000.00

Blue Sky Fees

           $2,500.00

Accounting Fees and Expenses

           $70,000.00

Rating Agency Fees

           $270,000.00

Miscellaneous

           $20,000.00

Total

$2,180,399.81

_______________________

* Based on the offering of a single series of securities.

Item 15.  Indemnification of Directors and Officers.

Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

(a)  Financial Statements:

None.

(b)  Exhibits:

1.1   Form of Underwriting Agreement.*

3.1   Restated Certificate of Incorporation of the Registrant.**

3.2   By-laws of the Registrant.**

4.1   Form of Pooling and Servicing Agreement.***

4.2   Form of Trust Agreement.*

4.3   Form of Indenture.*

5.1   Opinion of McKee Nelson LLP as to legality of the Securities.**

8.1   Opinion of McKee Nelson LLP as to certain tax matters.**

10.1  Form of Mortgage Loan Purchase Agreement.*

10.2  Form of Master Servicing Agreement.*

23.1  Consent of McKee Nelson LLP (included in Exhibits 5.1

and 8.1 hereto).**

24.1  Powers of Attorney.**

____________________

*  Incorporated by reference to Form S-3/A filed on October 22, 1999, File No. 333-77275

** Incorporated by reference to Form S-3 filed on March 27, 2007, File No. 333-141607

*** Incorporated by reference to Form S-3/A filed on February 8, 2006, File No. 333-130192

Item 17.  Undertakings.

A.  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939. as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F.  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.  The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 13th day of May 2008.

J.P. MORGAN ACCEPTANCE CORPORATION I

By: /s/ Paul White

Name:  Paul White

Title:  President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul White	President (principal executive officer)
Paul White		May 13, 2008

/s/ Louis Schioppo, Jr.*	Controller and Chief Financial Officer (principal financial and accounting officer)
Louis Schioppo, Jr.		May 13, 2008

/s/ David M. Duzyk	Director
David M. Duzyk		May 13, 2008

/s/ William King*	Director
William King		May 13, 2008

/s/ Edwin F. McMichael*	Director
Edwin F. McMichael		May 13, 2008

* By:

/s/ David M. Duzyk

David M. Duzyk

Attorney-in-Fact